UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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AMERICAN HOMES 4 RENT
(Name of Registrant as Specified In Its Charter)

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Proxy Statement
2022

Notice of Annual Meeting of Shareholders
to be held May 3, 2022

A Message from Our Chairman

Dear American Homes 4 Rent shareholders:

As we embark on the second decade of our business, I want to thank you for your support and confidence in our ongoing mission to simplify the way America lives. We have accomplished tremendous success in the last ten years. Together, we transformed the real estate sector by developing an innovative product: the professionally-managed single-family rental home.

Our original purpose was to provide a high-quality, accessible housing option with superior service. Our work in the early days rehabilitated communities and stabilized the housing market after The Great Recession. Today, our industry is 30% larger than when we began. We operate in 22 states and more than 30 markets, delivering an exceptional leasing experience to 200,000+ residents across the country.

In 2021 alone, we experienced a year of outsized growth, punctuated by: ending the year with 3,000 more homes than we started with, totaling 57,024 homes; revenues in excess of $1.3 billion; and an increase in core funds from operations per share of 17% over the prior year. But our most meaningful accomplishment has been cementing a robust foundation for the future. Bolstered by our strong balance sheet, our diversified portfolio, our relentless focus on resident satisfaction and our values-driven culture, we look forward to building on this foundation into another decade.

In order to continue making a positive impact on our residents, our employees and you, our investors, we ask for your voting support on the proposals detailed in this proxy statement. We encourage you to review each proposal closely before voting.

In light of continued health concerns relating to COVID-19, we are once again hosting our Annual Meeting of Shareholders virtually. On behalf of the Board of Trustees, I am pleased to invite you to join us on Tuesday, May 3, 2022, at 9:00 a.m., Pacific Time, virtually or by proxy. You will be able to participate, vote your shares electronically and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/AMH2022.

Your vote is important and we urge you to cast it as soon as possible. You may vote your shares online, by telephone or via mail following the instructions on the proxy card or voting instruction form by signing, dating and returning the enclosed proxy card. If you attend the virtual Annual Meeting, you may revoke your proxy at the meeting and vote your shares virtually.

If you have any questions, please contact D.F. King & Co., Inc., our proxy solicitor assisting us in connection with the 2022 Annual Meeting. Shareholders in the U.S. and Canada may call toll-free at (877) 283-0321. Banks and brokers may call collect at (212) 269-5550.

Sincerely,

Kenneth M. Woolley

Chairman of the Board

March 18, 2022

A Message from Our CEO

Dear American Homes 4 Rent shareholders:

At our core, we work to provide American households access to the joys of single-family living. Since 2011, we have delivered this through high-quality homes with the added support of our professional leasing, property management and maintenance services. We simplify a basic need in our residents’ lives, so that they can focus on what is truly important to them—so that they can sleep easier at night and spend more time with their families on weekends. Taking care of people has always been at the heart of our business. And we take this responsibility seriously.

Today, we continue investing in creating a resilient, sustainable and inclusive organization to earn the trust of those who rely on us—and deliver lasting value to you, our shareholders, as well as our residents and employees. This year, we were honored to be named one of America’s Most Responsible Companies by Newsweek and Statista, a Great Place to Work® and a Top ESG Performer in our sector by Sustainalytics. As we build the future of America, we remain firmly committed to leading the housing industry with integrity and operating mindfully in our workplaces, our residences and our communities.

Since last year’s report, we launched an Employee Stock Purchase Program, a Tuition Reimbursement Program, Employee Resource Groups and a Workday Peakon Employee Voice survey platform to strengthen the dedicated team that fulfills our mission. We also piloted a renewable energy program at select amenity centers, conducted a materiality assessment to identify the most critical sustainability issues for our organization and started implementing an Environmental Management System to better manage our ecological footprint. Additionally, we formalized a Sustainability function to hold us accountable to the corporate governance standards that pillar responsible business, consistent with our founding principles. We have always taken the long view, inspired by the visionaries that established our company, and our second chapter will read no differently.

As we turn the page on a new decade, we remain sharply focused on providing quality and simplicity through our products and services, meeting the evolving demands and realities of the current generation and contributing long-term solutions to a challenging housing landscape. According to the U.S. Census, our country is short five million housing units. Put simply, America needs more and better housing. Through our development pipeline, we are delivering Class-A residences that are adding critical supply, upgrading the rental stock, stabilizing local neighborhoods and economies and offering a viable option for working families in an underserved market. On the heels of our debut as a top national homebuilder on the Builder100 List this summer, we launched our 100th new community. And we are only at the dawn of our growth in this sector.

After ten years of success and innovation in redefining the concept of single-family living, we are positioned now for an even bolder future as an established real estate leader. Our purpose today, and beyond, is to empower the millions of households already choosing to rent single-family homes in the U.S. with a better option—an option that is not just mortgage-free but stress-free, and accommodates an unburdened lifestyle of flexibility and mobility in the era of remote work. We are looking forward to the next chapter in our journey to walk America home, and we are grateful that you march with us.

Sincerely,

David P. Singelyn

Chief Executive Officer and Trustee

March 18, 2022

Notice of the 2022 Annual Meeting of Shareholders

Date and Time Tuesday, May 3, 2022 at 9:00 a.m., Pacific Time	Virtual Location Visit: www.virtualshareholdermeeting.com/AMH2022

 Items of Business

1	To elect as trustees the thirteen nominees named in the attached proxy statement to serve until the 2023 Annual Meeting of Shareholders;

2	To ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3	To hold a non-binding, advisory vote to approve our named executive officer compensation; and

4	To consider and act upon any other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Recommendations of the Board

The Board of Trustees unanimously recommends that you vote “FOR” each of the trustee nominees named in the attached proxy statement, “FOR” ratification of the appointment of Ernst & Young LLP and “FOR” approval, on an advisory basis, of our named executive officer compensation. Detailed information concerning these proposals is included in the accompanying proxy statement.

Proxy Materials

The notice of meeting, proxy statement and Annual Report on Form 10-K are available free of charge at: www.americanhomes4rent.com/Investors/AnnualMeetingDocs2022. The proxy statement and accompanying proxy card are being sent or made available to you on or about March 18, 2022.

Record Date

You are entitled to vote at the meeting if you were a shareholder of record at the close of business on March 7, 2022 of our Class A or Class B common shares of beneficial interest, par value $0.01 per share.

Voting

Your vote is very important. To ensure that your shares are represented at the Annual Meeting, please vote over the Internet, by telephone or by mail as instructed on the proxy card or voting instruction form you receive. You may revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

2022 Proxy Statement

By Order of the Board of Trustees,

Sara H. Vogt-Lowell

Chief Legal Officer and Secretary

March 18, 2022

If you have questions about the matters described in this proxy statement, how to submit your proxy or if you need additional copies of this proxy statement, you should contact D.F. King & Co., Inc., our proxy solicitor, toll free at (877) 283-0321 (banks and brokers may call collect at (212) 269-5550).

Important Notice Regarding Availability of Proxy Materials for the 2022 Annual Meeting on May 3, 2022: This Proxy Statement and our 2021 Annual Report on Form 10-K are available on the company’s website www.americanhomes4rent.com under “Investor Relations.”

American Homes 4 Rent

2022 Proxy Statement

American Homes 4 Rent

2021 Business Highlights

In 2021, we remained focused on delivering long-term value to our customers by expanding our portfolio of homes and improving resident retention.

2,054 new homes built through AMH Development program

Increased our portfolio to **57,024** properties in **22** states

97.6% same-home average occupancy achieved

100TH new community opened

And we secured significant financial results year over year, through which we delivered value to you, our investors, as well.

Increased total shareholder return including distributions to **46.9%**

Increased total revenues YOY by **11.2%**

Achieved Core FFO* growth per share YOY by **17.4%**

Grew Core NOI* for total portfolio YOY by **13.5%**

In 2021, we were named the top 45th homebuilder in the U.S. by Builder100.

* See pages 31 to 33 and 40 of our Annual Report on Form 10-K for a detailed discussion of our financial results for 2021, as well as information regarding Core FFO and Core NOI, which are non-GAAP performance measures.

2022 Proxy Statement | 1

2021 Sustainability Highlights

As one of the leading single-family rental companies and top homebuilders in the nation, we work to assess the environmental impact of our properties and development projects and to support the well-being of the people who operate and live in them. As we grow, we continue to cultivate healthy relationships with our stakeholders and explore new ways to make our properties, services and processes green. In recognition of these efforts, this year we were named a 2022 Great Place To Work®, one of America's Most Responsible Companies 2022 by Newsweek and Statista, and a Top ESG Regional Performer by Sustainalytics. Looking ahead, we remain driven by the same values that guided our first decade: to care about people, to make it simple and to hold ourselves accountable.

We further believe that a meaningful sustainability program must take into account every aspect of the business that contributes to our overall impact. Last year, to achieve a thorough understanding of environmental, social and governance ("ESG") topics that are critical to the organization, we completed a materiality assessment—a formal exercise that engages multiple stakeholders to identify and prioritize key sustainability issues. The resulting insights will empower us to set meaningful goals, anticipate long-term risks, identify trends and exceed stakeholder expectations into the future.

Great Place To Work. Certified

America's Most Responsible Companies 2022 Newsweek statista

Sustainalytics ESG REGIONAL TOP RATED 2022

2 American Homes 4 Rent

Building for the Future

Amid a national housing shortage, our homebuilding arm provides a long-term solution designed with both people and the planet in mind. With the delivery of our 100th new development in 2021, we continue to build the future of America responsibly, prioritizing durability and efficiency. This year, we also worked to analyze our environmental impact in order to establish a strategy to manage our carbon footprint.

HERS energy efficiency ratings:

We utilize certified third-party raters and the Home Energy Rating System (“HERS”) to track the energy efficiency of all our newly built homes. For 2021, the average HERS index for our newly constructed homes was 62.8, which means they use nearly 40% less energy than a home built to the 2006 “reference home” standard and less than half the energy of a typical home in this country.

Environmentally-friendly construction:

We use long-lasting flooring, energy-efficient LED lighting, low-flow water fixtures and other eco-conscious features designed to last for decades, both in our newly constructed homes and as we renovate our legacy homes.

Renewable energy program:

As we seek ways to lower our carbon footprint, we piloted a renewable energy program through the installation of solar panels on two amenity centers, which we are closely monitoring as we evaluate its potential expansion to our residences and amenity center portfolio.

Environmental Management System (“EMS”):

In 2021, we began implementing a new EMS for our AMH Development homebuilding operations to rigorously identify, monitor and reduce our environmental risks and impacts.

2022 Proxy Statement | 3

Fostering Strong Communities

We believe in fostering strong communities for a sustainable society. And we know that this work always starts from within. We are cultivating a people-first culture where we take care of each other, so that together we can take care of the people who make our houses their homes.

Diversity, equity and inclusion: We are building a team that represents the diverse residents we serve. This year, we continued to champion diversity, equity and inclusion through the second module of our Valuing Differences training program, designed to cultivate a culture of belonging.

Workplace safety: We prioritize the health and well-being of our team. Thanks to our annual safety trainings and rigorous protocols, our OSHA Recordable Incident Rate is at 2.58, which is below the rate of 2.9 for the Lessors of Residential Buildings and Dwellings sector, according to the latest available Bureau of Labor Statistics data for 2020.

Training and development: We launched a Tuition Reimbursement Program in support of our team’s personal and professional growth, and to encourage their ability to access lifelong learning opportunities. This expands on our established business and technical skills development program, through which we provide approximately 66,000 hours of formal training, or an average of 43 hours per employee, annually. This is in addition to deskside training and job shadowing hours, both important to our skills training plan.

Resident support: To ensure that residents have a positive experience with us, we engage them through regular communications, work to constantly improve our customer service, monitor Google reviews, invest in digital solutions to simplify the leasing and maintenance process and—in light of the pandemic—offer hardship support for those most impacted. Additionally, in 2021 we conducted a resident satisfaction survey with a third party to gain a better understanding of our customers’ needs and launched a lifestyle blog that includes articles addressing various sustainability topics, which we further distribute in our new monthly e-newsletter.

2021 training highlights	66K hours of training provided across the company	43 average hours of training per employee

4 | American Homes 4 Rent

Leading with Integrity

We remain inspired by our founders, who have always led with integrity. Today, our growth continues to be guided by the same true north: to earn the trust of those who rely on us by doing the right thing. We apply high ethical standards to our operations and processes, so that our decisions result in long-term value for all our stakeholders.

3 new trustees added in 2020 5.9YRS average tenure of trustees 77% of trustees are independent

Good governance: We observe good governance practices, including an independent chairperson, board diversity by race and gender, annual trustee elections, majority voting, majority voting standard for bylaw amendments and mergers and acquisitions, special meeting rights and no poison pill, clawback or anti-hedging provisions. We also opted out of certain Maryland provisions that can limit shareholder rights.

Board refreshment: We are committed to regular board refreshment. Since the beginning of 2020, we have added three new trustees, including one female trustee and one Black trustee. All three qualify as independent and bring extensive operational and executive experience to the Board of Trustees (the “Board”). The average tenure of our trustees is 5.9 years, and we enforce a mandatory retirement age of 75.

Board oversight of ESG: In 2020, we formalized Board oversight for ESG as part of committee responsibilities, which we put into practice throughout 2021. The Nominating and Corporate Governance Committee has overall responsibility for our ESG program with specific topics overseen by the other Board committees. The Human Capital and Compensation Committee oversees our programs on talent, leadership and culture, which include diversity, equity and inclusion. The Audit Committee oversees the company’s policies and procedures with respect to cybersecurity risk management.

Cybersecurity: In order to protect our residents, employees, vendors and investors in the digital age, we prioritize cybersecurity and data privacy risk oversight and ensuring compliance with legal standards for the collection and use of personal information, on which we train our employees annually.

2022 Proxy Statement | 5

Annual Meeting Information

This proxy statement contains important information regarding the 2022 Annual Meeting of Shareholders (the “Annual Meeting”). Specifically, it identifies the proposals on which you are being asked to vote, provides information that you may find useful in determining how to vote, and describes voting procedures. This proxy statement is being sent or made available to you on or about March 18, 2022.

Proxy Materials

The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available free of charge at:

www.americanhomes4rent.com/Investors/AnnualMeetingDocs2022.

Meeting Information

Date and Time: Tuesday, May 3, 2022, at 9:00 a.m., Pacific Time.

Virtual Location: www.virtualshareholdermeeting.com/AMH2022. To be admitted, you must enter the control number found on your proxy card or voting instruction form.

Record Date: You are entitled to vote at the Annual Meeting if you were a shareholder of record at the close of business on March 7, 2022 (the “Record Date”) of our Class A or Class B common shares of beneficial interest, par value $0.01 per share.

Voting: Your vote is very important. To ensure your representation at the meeting, please vote over the Internet, by telephone or by mail as instructed on the proxy card or voting instruction form you receive. You may revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement.

How to Cast Your Vote

VIRTUALLY	INTERNET	MAIL	TELEPHONE
www.virtualshare holdermeeting.com/ AMH2022	www.proxyvote.com	Return your proxy in the postage-paid envelope provided	1-800-690-6903

You may vote your shares virtually at the Annual Meeting. Even if you plan to attend the Annual Meeting virtually, we recommend that you submit the accompanying proxy card or voting instruction form or vote via the Internet or by telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.	You may vote your shares through the Internet by signing on to the website identified on the proxy card or voting instruction form and following the procedures described on the website. Internet voting is available 24 hours a day until 11:59 p.m. Eastern Time on the day before the Annual Meeting. If you vote through the Internet, you should not return any proxy card.	If you choose to vote by mail, simply complete the accompanying proxy card or voting instruction form, date and sign it, and return it in the pre-addressed postage-paid envelope provided.	You may vote your shares by telephone by following the voting instructions on the enclosed proxy card or voting instruction form, respectively. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern Time on the day before the Annual Meeting.

6 | American Homes 4 Rent

As summarized below, there are distinctions between shares held of record and those owned beneficially:

•	Shareholder of Record—If your shares are registered directly in your name, you are considered the shareholder of record of those shares. As the shareholder of record, you can submit your voting instructions by Internet, telephone or mail as described on the enclosed proxy card.

•	Beneficial Owner—If your common shares are held through a broker or bank in “street name” as of the close of business on the Record Date, you can either:

(i) vote your common shares by delivering the enclosed voting instruction form in the pre-addressed postage-paid envelope provided or (ii) contact the person responsible for your account to ensure that a voting instruction form is submitted on your behalf. In most instances, you will be able to do this over the Internet, by telephone or by mail as indicated on your voting instruction form. It is critical that you promptly give instructions to your brokerage firm, bank or other nominee. You may vote your shares at the virtual meeting only if you obtain a legal proxy from your brokerage firm, bank or other nominee.

If you require assistance in changing, revoking or voting your proxy, please contact the company’s proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (877) 283-0321

Email: AMH@dfking.com

Unanimous Recommendations of the Board

1	Election of the Thirteen Trustee Nominees Named in this Proxy Statement	BOARD RECOMMENDATION	FOR

2	Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021	BOARD RECOMMENDATION	FOR

3	Advisory Vote to Approve our Named Executive Officer Compensation	BOARD RECOMMENDATION	FOR

These proposals are discussed in more detail in this proxy statement and you should read the entire proxy statement carefully before voting. We will also consider any other matters properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

2022 Proxy Statement | 7

Virtual Meeting Matters

The Annual Meeting will be held in virtual-only format in light of the ongoing COVID-19 pandemic. You will be able to attend and participate in the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/AMH2022.

We believe this virtual format will enhance shareholder participation, as shareholders will be able to attend the Annual Meeting and engage in the live, online question and answer (“Q&A”) session from any convenient location. Conducting the meeting virtually will ensure shareholder access to management despite the ongoing uncertainty related to the COVID-19 pandemic.

The Annual Meeting will begin with a pre-recorded presentation, followed by a live webcast of the formal business of the Annual Meeting and a Q&A session.

Accessing the Meeting

To be admitted to the Annual Meeting, you must enter the control number found on your proxy card or voting instruction form. If your common shares are held through a broker or bank in “street name” as of the close of business on the Record Date, you may vote your shares at the virtual meeting only if you obtain a legal proxy from your brokerage firm, bank or other nominee.

Casting Your Vote

You may vote your shares virtually at the Annual Meeting. To vote at the virtual Annual Meeting, you must re-enter the control number found on your proxy card or voting instruction form. Even if you plan to attend the Annual

Meeting virtually, we recommend that you submit the accompanying proxy card or voting instruction form or vote via the Internet or by telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

Live, Online Q&A

As part of the Annual Meeting, we will hold a live, online Q&A session, where shareholders of our Class A or Class B common shares at the close of business on the Record Date will be allowed to ask questions. You may submit questions in real time during the Annual Meeting. We intend to answer all questions submitted before or during the Annual Meeting which are pertinent to the company and the Annual Meeting matters, as time permits. Consistent with our prior virtual and in-person annual meetings, all questions submitted will be generally addressed in the order received, and we limit each shareholder to one question in order to allow us to answer questions from as many shareholders as possible.

If there are matters raised of individual concern to a shareholder, or if a question posed was not otherwise answered, we provide an opportunity for shareholders to contact us separately after the Annual Meeting through the company’s website, www.americanhomes4rent.com under “Investor Relations.”

Technical Assistance

If you encounter any difficulties accessing or participating in the virtual Annual Meeting, please call the technical support number that will be posted on the Annual Meeting Website log-in page.

8 | American Homes 4 Rent

Proposal 1

Election of Trustees

2022 Proxy Statement | 9

Board Recommendation

Our Board unanimously recommends that you vote "FOR" all thirteen nominees for trustee for a one-year term.

10 | American Homes 4 Rent

Who We Are

Our Board consists of thirteen members. Ten of the current trustees are considered “independent” and all members of our Audit Committee, Nominating and Corporate Governance Committee and Human Capital and Compensation Committee are independent.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to continue to effectively oversee the management of the company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to appreciate the issues facing the company, a willingness to devote the necessary time to Board duties, a commitment to representing the best interest of the company and a dedication to enhancing shareholder value. The Board regularly monitors and evaluates its composition to ensure that it continues to support the success of our long-term strategy.

The Board unanimously recommends a vote “FOR” each of the thirteen nominees proposed by the Board.

Nominee	Age	Principal Occupation	Trustee Since	Committee Membership

Kenneth M. Woolley *	75	Chairperson of the Board, American Homes 4 Rent Founder and Chairperson, Extra Space Storage, Inc.	2012

David P. Singelyn	60	Chief Executive Officer, American Homes 4 Rent	2012

Douglas N. Benham *	65	President and Chief Executive Officer, DNB Advisors, LLC	2016	• Nominating and Corporate Governance (Chair) • Human Capital and Compensation

Jack Corrigan	61	Chief Investment Officer, American Homes 4 Rent	2012

David Goldberg	72	Retired Executive Vice President, American Homes 4 Rent	2019

Tamara H. Gustavson *	60	Real Estate Investor Philanthropist	2016	• Human Capital and Compensation

Matthew J. Hart *	70	Retired President and Chief Operating Officer, Hilton Hotels Corporation	2012	• Human Capital and Compensation (Chair) • Nominating and Corporate Governance

Michelle C. Kerrick *	59	Former West Region Market Leader and Managing Partner, Deloitte & Touche LLP	2020	• Audit • Human Capital and Compensation

James H. Kropp *	73	Retired Chief Investment Officer, SLKW Investments LLC and Microproperties LLC	2012	• Audit (Chair)

Lynn C. Swann *	70	Director for Athene Holding Ltd. and Evoqua Water Technologies	2020	• Audit • Nominating and Corporate Governance

Winifred M. Webb *	64	Founder, Kestrel Advisors Former Senior Executive, Ticketmaster, and The Walt Disney Company	2019	• Human Capital and Compensation • Nominating and Corporate Governance

Jay Willoughby *	63	Chief Investment Officer, TIFF Investment Management	2019	• Audit • Nominating and Corporate Governance

Matthew R. Zaist *	47	Chief Executive Officer, The New Home Company	2020	• Audit • Human Capital and Compensation

* Denotes “independent” member of the Board after the Annual Meeting.

2022 Proxy Statement | 11

Biographical Information About Our Trustee Nominees

Set forth below is biographical information for each of the trustee nominees, including a list of the specific qualifications that were considered for membership on our Board. Each nominee has consented to be named in this proxy statement and to serve if elected.

Kenneth M. Woolley Age: 75 Trustee since: 2012 (Chairperson since 2020)	Chairperson of the Board, American Homes 4 Rent Founder and Chairperson, Extra Space Storage, Inc.

Background

•  Extra Space Storage, Inc. (NYSE: EXR), Chief Executive Officer

•  Nevada West Partners (multi-family residential real estate company), Owner

•  Gaia Real Estate, Partner

•  LDS Moscow Russia West Mission, President

•  Brigham Young University, Associate Professor and Adjunct Associate Professor of Business Administration

Public Directorships

•  Extra Space Storage, Inc. (NYSE: EXR), Founder and Chairperson (since 2004)

Education

•  B.A. in Physics, Brigham Young University

•  M.B.A. and Ph.D. in Business Administration, Stanford University

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Treasury/Capital Allocation

•  Finance/Accounting/Auditing

•  Corporate Governance

•  Public Company Board

•  Public Company Senior Management Experience

•  Consumer Experience

•  Risk Assessment & Management

•  Investor Relations

•  Capital Markets

David P. Singelyn Age: 60 Trustee since: 2012	Chief Executive Officer, American Homes 4 Rent

Background

•  American Homes 4 Rent, Chief Executive Officer (since 2012)

•  American Homes 4 Rent Advisor, LLC (our former manager), Co-Founder and Chief Executive Officer

•  Public Storage Canada, Chairperson and President

•  American Commercial Equities, President

•  Public Storage (NYSE: PSA), Senior Vice President and Treasurer

•  Arthur Young & Company

•  Certified Public Accountant (inactive)

Private Directorships

•  Dean’s Advisory Council to the College of Business at California State Polytechnic University

•  Philanthropic Foundation at California State Polytechnic University

Education

•  B.S. in Accounting, California State Polytechnic University

•  B.S. in Computer Information Systems, California State Polytechnic University

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Treasury/Capital Allocation

•  Finance/Accounting/Auditing

•  Corporate Governance

•  Human Capital Management

•  Consumer Experience

•  Risk Assessment & Management

•  Investor Relations

•  Technology

•  Philanthropic Activities

•  Capital Markets

•  Cybersecurity

•  Government Affairs / Regulatory

• ESG

12 | American Homes 4 Rent

Douglas N. Benham Age: 65 Trustee since: 2016 Committees • Nominating and Corporate Governance (Chair) • Human Capital and Compensation	President and Chief Executive Officer, DNB Advisors, LLC

Background

•  DNB Advisors, LLC, President and Chief Executive Officer (since 2006)

•  Bob Evans Farms, LLC, Executive Chair of the Board

•  Arby’s Restaurant Group, Inc., President and Chief Executive Officer

•  RTM Restaurant Group, Inc., Chief Financial Officer

Private Directorships

•  G&N Brands (Santiago, Chile)

Education

•  B.A. in Accounting, University of West Florida

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Treasury/Capital Allocation

•  Finance/Accounting/Auditing

•  Consumer Experience

•  Human Capital Management

•  Corporate Governance

•  ESG

•  Risk Assessment & Management

•  Investor Relations

•  Public Company Board

•  Public Company Senior Management Experience

•  Audit Committee

•  Capital Markets

Jack Corrigan Age: 61 Trustee since: 2012	Chief Investment Officer, American Homes 4 Rent

Background

•  American Homes 4 Rent, Chief Investment Officer (since 2012), Chief Operating Officer (2012-2019)

•  American Homes 4 Rent Advisor, LLC (our former manager), Chief Operating Officer

•  A&H Property and Investments, Chief Executive Officer

•  PS Business Parks Inc. (NYSE: PSB), Chief Financial Officer

•  LaRue, Corrigan & McCormick, Partner

•  Storage Equities, Inc., Controller

•  Arthur Young & Company

Education

•  B.S. in Accounting, Loyola Marymount University

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Treasury/Capital Allocation

•  Finance/Accounting/Auditing

•  Risk Assessment & Management

•  Investor Relations

•  Public Company Senior Management Experience

•  Capital Markets

2022 Proxy Statement | 13

David Goldberg Age: 72 Trustee since: 2019	Retired Executive Vice President, American Homes 4 Rent

Background

•  American Homes 4 Rent, Executive Vice President (2012-2019)

•  American Commercial Equities, Executive Vice President (2011-2019)

•  Public Storage (NYSE: PSA), Senior Vice President and General Counsel

•  Law Firm of Sachs & Phelps, Partner

•  Law Firm of Agnew, Miller & Carlson, Associate and Partner

•  Law Firm of Hufstedler, Miller, Carlson & Beardsley, Partner

Private Directorships

•  William Lawrence & Blanche Hughes Foundation

Education

•  A.B. in History and Social Studies, Boston University

•  J.D., University of California, Berkeley

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Corporate Governance

•  Risk Assessment & Management

•  Legal Experience

•  Public Company Senior Management Experience

•  Government Affairs / Regulatory

•  Philanthropic Activities

Tamara H. Gustavson Age: 60 Trustee since: 2016 Committees • Human Capital and Compensation	Real Estate Investor Philanthropist

Background

•  American Commercial Equities, Member (since 2005)

•  Public Storage (NYSE: PSA), Senior Vice President-Administration

Public Directorships

•  Public Storage (NYSE: PSA) (since 2008)

Private Directorships

•  William Lawrence & Blanche Hughes Foundation

•  University of Southern California

Education

•  B.S. in Public Affairs, University of Southern California

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Human Capital Management

•  Corporate Governance

•  Risk Assessment & Management

•  Public Company Board

•  Public Company Senior Management Experience

• Consumer Experience

•  Philanthropic Activities

14 | American Homes 4 Rent

Matthew J. Hart Age: 70 Trustee since: 2012 Committees • Human Capital and Compensation (Chair) • Nominating and Corporate Governance	Retired President and Chief Operating Officer, Hilton Hotels Corporation

Background

•  Hilton Hotels Corporation, President and Chief Operating Officer, Executive Vice President, Chief Financial Officer

•  Walt Disney Company (NYSE: DIS), Senior Vice President and Treasurer

•  Host Marriott Corp., Executive Vice President and Chief Financial Officer

•  Marriott Corporation, Senior Vice President and Treasurer

•  Bankers Trust Company, Vice President, Corporate Lending

Public Directorships

•  American Airlines (NASDAQ: AAL) (since 2013)

•  Air Lease Corp. (NYSE: AL) (since 2010)

Private Directorships

•  Heal the Bay

Education

•  B.A. in Economics and Sociology, Vanderbilt University

•  M.B.A. in Finance and Marketing, Columbia University

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Treasury/Capital Allocation

•  Finance/Accounting/Auditing

•  Consumer Experience

•  Human Capital Management

•  Corporate Governance

•  Risk Assessment & Management

•  Investor Relations

•  Public Company Board

•  Public Company Senior Management Experience

•  Audit Committee

•  Cybersecurity

Michelle C. Kerrick Age: 59 Trustee since: 2020 Committees • Audit • Human Capital and Compensation	Former West Region Market Leader and Managing Partner, Deloitte & Touche LLP

Background

•  Deloitte & Touche LLP, West Region Market Leader and Managing Partner (2010-2020), other positions (1985-2010)

Public Directorships

•  The Beauty Health Company (NASDAQ: SKIN) (since 2021)

•  LDH Growth Corp I (NASDAQ: LDHA) (since 2021)

Education

•  B.S. in Accountancy, Northern Arizona University

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Finance/Accounting/Auditing

•  Human Capital Management

•  Consumer Experience

•  Risk Assessment & Management

•  Technology

•  Public Company Board

•  Public Company Senior Management Experience

•  Audit Committee

2022 Proxy Statement | 15

James H. Kropp Age: 73 Trustee since: 2012 Committees • Audit (Chair)	Retired Chief Investment Officer, SLKW Investments, LLC and Microproperties LLC

Background

•  SLKW Investments, LLC, Chief Investment Officer (2009-2019)

•  U.S. Restaurant Properties (Microproperties LLC), Chief Financial Officer

•  Arthur Young & Company, Licensed as a Certified Public Accountant

Public Directorships

•  FS KKR Capital Corp. (NYSE: FSKR) (since 2015)

•  KKR RE Select Trust (NASDAQ: KRSTX) (since 2021)

•  Lead Independent Director PS Business Parks Inc. (NYSE: PSB) (retired in April 2021)

Private Directorships

•  US Restaurant Properties

•  National Association of Corporate Directors

Education

•  B.B.A. in Finance, St. Francis College

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Treasury/Capital Allocation

•  Debt and Equity Capital Markets

•  Finance/Accounting/Auditing

•  Risk Assessment & Management

•  Investor Relations

•  Corporate Governance

•  Public Company Board

•  Public Company Senior Management Experience

•  Audit Committee

•  Capital Markets

•  Cybersecurity

Lynn C. Swann Age: 70 Trustee since: 2020 Committees • Audit • Nominating and Corporate Governance	Director for Apollo Global Management and Evoqua Water Technologies
Background • Swann, Inc., President (since 1976) Public Directorships • Apollo Global Management, Inc. (NYSE: APO) (since 2022) • Evoqua Water Technologies (NYSE: AQUA) (since 2018)

Education

•  B.A. in Public Relations, University of Southern California

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Treasury/Capital Allocation

•  Human Capital Management

•  Corporate Governance

•  ESG

•  Public Company Board

•  Public Company Senior Management Experience

•  Risk Assessment & Management

•  Finance/Accounting/Auditing

•  Audit Committee

•  Government Affairs/Regulatory

16 | American Homes 4 Rent

Winifred M. Webb Age: 64 Trustee since: 2019 Committees • Human Capital and Compensation • Nominating and Corporate Governance	Founder, Kestrel Advisors Former Senior Executive, Ticketmaster, and The Walt Disney Company

Background

•  Kestrel Advisors, Founder (since 2013)

•  Tennenbaum Capital Partners, Managing Director

•  Ticketmaster Entertainment, Corporate Senior Vice President, Chief Communications & Investor Relations Officer

•  The Walt Disney Company, Corporate Senior Vice President of Investor Relations & Shareholder Services, Executive Director for The Walt Disney Company Foundation

Public Directorships

•  AppFolio (NASDAQ: APPF) (since 2019)

•  Wynn Resorts (NASDAQ: WYNN) (since 2018)

•  ABM Industries (NYSE: ABM) (since 2014)

Private Directorships

•  Women Corporate Directors, Los Angeles/Orange County Chapter

Education

•  B.A., Smith College

•  M.B.A., Harvard University

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Finance/Accounting/Auditing

•  Consumer Experience

•  Human Capital Management

•  Corporate Governance

•  ESG

•  Risk Assessment & Management

•  Investor Relations

•  Technology

•  Public Company Board

•  Public Company Senior Management Experience

•  Audit Committee

•  Capital Markets

•  Treasury/Capital Allocation

•  Cybersecurity

Jay Willoughby Age: 63 Trustee since: 2019 Committees • Audit • Nominating and Corporate Governance	Chief Investment Officer, TIFF Investment Management

Background

•  TIFF Investment Management, Chief Investment Officer (since 2015)

•  The Alaska Permanent Fund, Chief Investment Officer

•  Ironbound Capital Management, Co-Managing Partner

•  MLIM Equity Funds, Chief Investment Officer, Head of Research

•  Merrill Lynch Real Estate Fund, Senior Portfolio Manager

Private Directorships

•  TIFF Advisory Services, Inc.

•  Value Reporting Foundation – Formerly Sustainability Accounting Standards (SASB) Foundation

Education

•  B.A., Pomona College

•  M.B.A. in Finance, Columbia University

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Treasury/Capital Allocation

•  Finance/Accounting/Auditing

•  Corporate Governance

•  ESG

•  Risk Assessment & Management

•  Investor Relations

•  Public Company Senior Management Experience

•  Audit Committee

2022 Proxy Statement | 17

Matthew R. Zaist Age: 47 Trustee since: 2020 Committees • Audit • Human Capital and Compensation	Chief Executive Officer, The New Home Company

Background

•  The New Home Company, Chief Executive Officer (2021-Present)

•  William Lyon Homes (formerly NYSE: WLH), President and Chief Executive Officer and member of the Board (2016-2020), President and Chief Operating Officer

Public Directorships

•  William Lyon Homes (formerly NYSE: WLH) (2016-2020)

Private Directorships

•  The New Home Company (formerly NYSE: NWHM)

•  University of Southern California’s Lusk Center for Real Estate Executive Committee

Education

•  B.S., Rensselaer Polytechnic Institute

Qualification Highlights:

•  Executive Leadership

•  Real Estate Experience

•  Treasury/Capital Allocation

•  Human Capital Management

•  Corporate Governance

•  Risk Assessment & Management

•  Investor Relations

•  Capital Markets

•  Finance/Accounting/Auditing

•  Public Company Board

•  Public Company Senior Management Experience

•  Consumer Experience

•  Audit Committee

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Governance Framework

How We Are Selected, Elected, Evaluated and Refreshed

We believe that our trustees should satisfy a number of qualifications, including demonstrated integrity, a record of personal accomplishments, a commitment to participation in Board activities and other attributes. We also endeavor to have a board that represents a range of qualifications, skills and depth of experience in areas that are relevant to and contribute to the Board’s oversight of the company’s business.

The table below summarizes the key experience, qualifications and attributes for each trustee nominee and highlights the balanced mix of experience, qualifications and attributes of the Board as a whole. This high-level summary is not intended to be an exhaustive list of each trustee nominee’s skills or contributions to the Board. No individual experience, qualification or attribute is solely dispositive of becoming a member of the Board.

Kenneth M. Woolley	●	●	●	●	●		●	●

David P. Singelyn	●	●	●	●		●	●	●	●	●	●

Douglas N. Benham	●	●	●	●	●	●	●	●	●

Jack Corrigan	●		●	●			●

David Goldberg	●	●					●

Tamara Hughes Gustavson	●	●			●	●		●

Matthew J. Hart	●	●	●	●	●	●	●	●			●

Michelle C. Kerrick	●			●	●	●	●	●		●

James H. Kropp	●	●	●	●	●		●				●

Lynn C. Swann	●	●		●	●	●			●

Winifred M. Webb	●	●	●	●	●	●	●	●	●	●	●

Jay Willoughby	●	●	●	●			●		●

Matthew R. Zaist	●	●	●	●	●	●	●	●

	13	11	9	11	9	8	11	8	5	3	4

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Trustee Ethnic/Racial Diversity. Diversity and inclusion are values embedded in our culture and fundamental to our business. We believe that a board comprised of trustees with diverse backgrounds, experiences, perspectives and viewpoints improves the dialogue and decision-making in the board room and contributes to overall board effectiveness.

The Board strives to achieve a wide range of perspectives by having a Board composed of diverse trustees. We look for each trustee to contribute to the Board’s overall diversity—diversity being broadly construed to mean a variety of identities, perspectives, personal and professional experiences and backgrounds. This can be represented in both visible and non-visible characteristics that include but are not limited to race, ethnicity, national origin, gender and sexual orientation.

Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the trustee nomination process. The Board assesses the effectiveness of its approach to Board diversity as part of the Board and committee evaluation process. In order to further advance the Board’s diversity, the Nominating and Corporate Governance Committee requires that any candidate list from a professional search firm include diverse candidates.

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Board Composition. Our Board consists of thirteen members. Upon the recommendation of our Nominating and Corporate Governance Committee, our Board annually nominates trustees for election or re-election to the Board to serve for a one-year term beginning with the Annual Meeting or until their successors, if any, are elected or appointed.

Each of our thirteen trustees were nominated by the Board upon the recommendation of the Nominating and Corporate Governance Committee, and no trustee was nominated by a shareholder or subject to any agreement with any third party.

Led by our Nominating and Corporate Governance Committee, our Board continues to focus on facilitating a smooth transition when trustees retire or leave the Board, as well as ensuring that the composition of our Board is systematically refreshed to maintain the desired mix of skills, experience, independence and diversity to support our strategic direction and operating environment.

Among other aspects of the succession planning and refreshment process, our Board:

•	Identifies the collective mix of desired skills, experience, knowledge, diversity and independence of our Board taken as a whole, and identifies potential opportunities for enhancement in these areas;

•	Considers each current trustee’s experience, skills, principal occupation, reputation, independence, committee membership and diversity (including age, tenure, geographic, gender and ethnicity);

•	Engages third-party search firms to assist with identifying and evaluating qualified candidates, as appropriate; and

•	Considers the recommendations of Board members and third parties to identify and evaluate potential trustee candidates.

Additional information concerning the trustee nomination and selection process is provided below in “Identifying and Evaluating Nominees for Trustee.”

Trustee Independence. The Board evaluates the independence of each trustee annually based on information supplied by trustees and the company and on the recommendations of the Nominating and Corporate Governance Committee. The company’s Corporate Governance Guidelines require that a majority of the trustees be independent in accordance with the requirements of the rules of the New York Stock Exchange (“NYSE”). Our Board continues to comply with that requirement, with approximately 77% of the current trustees meeting these independence standards. To promote open discussion among non-management trustees, our non-management and independent trustees devote a portion of each regularly scheduled Board meeting to executive sessions without members of management present. If the group of non-management trustees includes trustees who are not independent, at least one executive session convened per year includes only independent trustees.

No trustee qualifies as independent unless the Board affirmatively determines that the trustee has no material relationship with the company and its management, based on all relevant facts and circumstances, in accordance with NYSE rules. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Following its annual review of each trustee’s independence in February 2022, the Nominating and Corporate Governance Committee recommended to the Board and the Board determined that (1) each member of the Board, other than David P. Singelyn, Jack Corrigan and David Goldberg, and (2) each member of the Audit Committee, the Human Capital and Compensation Committee and the Nominating and Corporate Governance Committee is independent pursuant to the rules of the NYSE.

In addition, the Board has determined that:

•	Each member of the Audit Committee meets the additional independence requirements set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the Securities and Exchange Commission (“SEC”) thereunder; and

•	Each member of the Human Capital and Compensation Committee meets the NYSE’s heightened independence requirements for compensation committee members.

Trustee Retirement Policy. To encourage refreshment of the Board, the Board has adopted a mandatory retirement age for trustees of 75. The policy provides in relevant part that no trustee will be nominated for election to the Board unless he or she will be 75 or younger on the first day of such Board term.

Board Orientation and Education. Each new trustee participates in an orientation program and receives materials and briefings concerning our business, industry, management and corporate governance policies and practices. We provide continuing education for all trustees through board materials and presentations, discussions with management and the opportunity to attend external board education programs. In addition, all Board members have the opportunity to become a member of the National Association of Corporate Directors and to access the many educational resources of that organization.

Shareholder Recommendations. The policy of the Nominating and Corporate Governance Committee to consider properly submitted shareholder recommendations for candidates for membership on the Board is described

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below under “Identifying and Evaluating Nominees for Trustee.” Under this policy, shareholder recommendations may only be submitted by a shareholder entitled to submit shareholder proposals under the SEC rules. Any shareholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership, including the information required under Regulation 14A under the Exchange Act, and should be addressed to the Secretary at our principal executive offices at American Homes 4 Rent, 23975 Park Sorrento, Suite 300, Calabasas, California 91302. Recommendations for consideration at the 2022 Annual Meeting of Shareholders should be submitted within the time frame described in this proxy statement under “Deadlines for receipt of shareholder proposals.”

Trustee Qualifications. Members of the Board shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment and shall be highly effective, in conjunction with the other nominees to the Board, in serving the long-term interests of the company and its shareholders. In general, the Board seeks to add trustees who meet the independence requirements of the NYSE rules. In addition, trustee candidates must submit a completed trustee questionnaire concerning matters related to independence determination, the determination of whether a candidate qualifies as an “audit committee financial expert” and other proxy disclosure matters and must satisfactorily complete a background investigation by a third-party firm.

The Board has delegated to the Nominating and Corporate Governance Committee responsibility for recommending to the Board new trustees for election and assessing the skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment includes trustees’ qualifications as independent, and may include consideration of the following, all in the context of an assessment of the perceived needs of the Board at that time:

•	diversity, background, skills and experience;

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	knowledge and contacts in the communities in which the company conducts business and in the company’s industry or other industries relevant to the company’s business;

•	ability and willingness to devote sufficient time to serve on the Board and committees of the Board;

•	knowledge and expertise in various areas deemed appropriate by the Board; and

•	how the individual’s skills, experience and personality fit with those of other trustees in maintaining an effective, collegial and responsive Board.

When recommending trustee nominees, the Nominating and Corporate Governance Committee considers each nominee’s attendance record at our Board and committee meetings, track record of engagement and contributions to our Board, and other significant time commitments, including employment and other board service obligations. The Nominating and Corporate Governance Committee also considers shareholder input regarding their views on trustee engagement.

We do not have a formal diversity policy, and there are no other policies or guidelines that limit the selection of trustee candidates by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee and the Board have and exercise broad discretion to select trustee candidates who will best serve the Board, the company and its shareholders. In order to further advance the Board’s diversity, the Nominating and Corporate Governance Committee requires that any candidate list from a professional search firm include diverse candidates.

Identifying and Evaluating Nominees for Trustee. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for trustee.

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year.

The Nominating and Corporate Governance Committee will consider properly submitted shareholder nominations of candidates for the Board in the same manner as other candidates. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee prior to the issuance of the proxy statement for the annual meeting. If any materials are provided by a shareholder in connection with the recommendation of a trustee candidate, such materials are forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

The Board and the Nominating and Corporate Governance Committee will continue to consider additional qualified Board candidates to best support the success of the company’s long-term strategy.

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How We Are Organized

Our Board is led by the Chairperson, Kenneth M. Woolley, an independent trustee. Currently, the Board believes that having a separate Chairperson and Chief Executive Officer serves the interests of the company and its shareholders well. Our Board believes that this structure encourages open dialogue and competing views, which promotes strong checks and balances. This structure also allows the Chief Executive Officer to focus more specifically on overseeing the company’s day-to-day operations and long-term strategic planning.

Our Board has three standing committees: the Audit Committee, the Human Capital and Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees consists of at least three members, each of whom meets the independence standards of the NYSE. Matters put to a vote by any one of our three independent committees of our Board must be approved by a majority of the trustees on the committee who are present at a meeting, in person or as otherwise permitted by our bylaws, at which there is a quorum or by the unanimous written consent of the trustees serving on the committee. Additionally, our Board may from time to time establish other committees to facilitate the Board’s oversight of management of the business and affairs of the company.

Each of the standing committees operates pursuant to a written charter which is reviewed and reassessed annually and that can be viewed on our website at www.americanhomes4rent.com under “Investor Relations.” A copy of each may be obtained by sending a written request to the company’s Investor Relations Department at American Homes 4 Rent, 23975 Park Sorrento, Suite 300, Calabasas, California 91302, or submitting an information request under “Investor Relations” on the company’s website.

Our three standing committees are described below, and the committee members in 2021 and number of meetings held in 2021 are as follows:

Trustee	Audit Committee	Human Capital and Compensation Committee	Nominating and Corporate Governance Committee

Douglas N. Benham		Member	Chair

Tamara H. Gustavson (1)		Member

Matthew J. Hart		Chair	Member

Michelle C. Kerrick	Member	Member

James H. Kropp	Chair

Lynn C. Swann	Member		Member

Winifred M. Webb		Member	Member

Jay Willoughby	Member		Member

Matthew R. Zaist	Member	Member

Number of meetings in 2021:	4	6	6

(1) Ms. Gustavson joined the Human Capital and Compensation Committee in May 2021.

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Audit Committee. Our Board has affirmatively determined that each of the Audit Committee members meets the definition of “independent trustee” for purposes of the NYSE rules and the independence requirements of Rule 10A-3 of the Exchange Act. Our Board has also determined that each member of our Audit Committee is financially literate and that three members, including James H. Kropp, Michelle C. Kerrick and Matthew R. Zaist, qualify as an “audit committee financial expert” under SEC rules and regulations. The Audit Committee’s principal functions consist of overseeing:

•	the integrity of our consolidated financial statements and financial reporting process;

•	our accounting and financial reporting processes;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;

•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•	review of all related party transactions in accordance with our Related Party Transaction Policy;

•	the performance of our internal audit functions; and

•	our overall risk exposure and management, including with respect to the company’s risk assessment, risk management and risk mitigation policies and programs.

Human Capital and Compensation Committee. In 2020, the Board made important structural changes to the committee formerly known as the Compensation Committee, repositioned as the Human Capital and Compensation Committee, to expand the responsibilities of such committee to include oversight of the company’s human capital programs and policies, including with respect to diversity and inclusion.

The Human Capital and Compensation Committee’s principal functions consist of supporting the Board in fulfilling its oversight responsibilities relating to the following:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing our executive compensation policies and plans, including the company’s clawback policies;

•	implementing and administering our incentive and equity-based compensation plans;
•	reviewing and discussing with management the Compensation Discussion and Analysis (“CD&A”) to be included in the proxy statement and to recommend to the Board the inclusion of the CD&A in the company’s Annual Report on Form 10-K and annual proxy statement;

•	producing a report on executive compensation to be included in our annual proxy statement;

•	together with management, reviewing management’s annual assessment of potential risks related to compensation policies and practices applicable to all employees;

•	overseeing the advisory shareholder votes on the company’s executive compensation programs and policies and the frequency of such votes;

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for trustees;

•	reviewing and reporting to the Board on the company’s programs and practices for talent development and maintaining the continuity of capable management, including but not limited to succession planning for the Chief Executive Officer and other senior executives; and

•	overseeing the company’s human capital programs and policies, including with respect to pay fairness and employee well-being, employee retention and development and diversity and inclusion.

The Human Capital and Compensation Committee may delegate its authority to its members as it deems appropriate. However, any delegate shall report any actions taken by such delegate to the full Human Capital and Compensation Committee at its next regularly scheduled meeting.

During 2021, the Human Capital and Compensation Committee made all compensation decisions for our executive officers, including the named executive officers (“NEOs”), as set forth in the Summary Compensation Table below. For 2021, the Human Capital and Compensation Committee retained Semler Brossy Consulting Group (“Semler Brossy”) to serve as its independent, third-party compensation consultant. The Human Capital and Compensation Committee considered Semler Brossy’s advice on a range of compensation matters, including its assessment of labor market conditions and its consideration of enhancements to the 2022 compensation program, in each case as discussed in more detail in “Executive Compensation” below.

Empowering diverse talent is a key priority for the company, and the Board and the Human Capital and Compensation Committee is actively engaged in overseeing the company’s people and culture. We recognize employee engagement as a critical factor to our success, and we are committed to

24 | American Homes 4 Rent

creating and maintaining a great place to work with an inclusive culture, competitive benefits and opportunities for training and growth. The Human Capital and Compensation Committee periodically reviews and reports to the Board on the company’s programs for attracting, developing and retaining key employees, including management development programs, technology and skills training programs, employee health and well-being programs and diversity and inclusion initiatives.

Compensation Committee Interlocks and Insider Participation. None of our current Human Capital and Compensation Committee members is or was an officer or employee, or former officer or employee, of the company. None of our executive officers serve as a member of a board of directors, board of trustees or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or our Human Capital and Compensation Committee.

Oversight of Compensation Risks. In February 2022, the Human Capital and Compensation Committee considered a report from management concerning its review of potential risks related to employee compensation policies and practices. During its review, the Human Capital and Compensation Committee discussed the report with senior management and discussed management’s conclusion that the company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the company.

To prepare the report for the Human Capital and Compensation Committee’s consideration, members of our senior management team, including our Chief Executive Officer, Chief Operating Officer, Chief Legal Officer and the Senior Vice President of Human Resources, reviewed each of the company’s compensation programs, focusing on employee incentive compensation plans. At the completion of the review, management and the Human Capital and Compensation Committee concluded that there is little motivation or opportunity for employees to take undue risks to earn incentive compensation awards and that the incentive compensation plans properly incentivize employees to achieve long-term goals and do not create undue risks for the company.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s principal functions consist of:

•	identifying, evaluating and recommending to the Board the trustee nominees for each annual shareholder meeting or to fill any vacancy on the Board;

•	identifying individuals qualified to become members of the Board and ensuring that the Board has the requisite expertise;

•	developing and recommending to the Board for its approval qualifications for trustee candidates and periodically reviewing these qualifications with the Board;
•	reviewing the committee structure of the Board and recommending trustees to serve as members or chairs of each committee of the Board;

•	developing and recommending to the Board a set of corporate governance guidelines for the Board and, at least annually, reviewing such guidelines and recommending changes to the Board for approval as necessary;

•	considering and advising the Board on any other governance issues that may arise from time to time;

•	overseeing the annual self-evaluations of the Board and management;

•	overseeing our Board’s compliance with our Code of Business Conduct and Ethics; and

•	overseeing management’s efforts and activities with respect to our overall ESG program.

How We Govern and Are Governed

Governance Highlights. We have structured our corporate governance in a manner we believe closely aligns our interests with those of our shareholders. Notable features of our corporate governance include:

•	Annual election of all trustees

•	Majority voting for trustees in uncontested elections

•	Independent Chairperson

•	Regular executive sessions of non-management trustees

•	Trustee retirement policy

•	Shareholder voting power aligns with economic interest

•	Anti-hedging and anti-short sale policies

•	Compensation clawback policy

•	Double-trigger vesting for time-based equity awards

•	Robust share ownership guidelines

Governance Documents. The framework of our corporate governance is set forth in our charter and bylaws and in the following documents:

•	Corporate Governance Guidelines that outline the Board’s overall governance practices

•	Charters of the Audit, Human Capital and Compensation and Nominating and Corporate Governance Committees

•	The Code of Business Conduct and Ethics applicable to trustees, officers and all employees

•	Code of Ethics for Senior Financial Officers

2022 Proxy Statement | 25

The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are reviewed at least annually by the Nominating and Corporate Governance Committee, which considers whether to recommend any changes to the Board. Each Board committee reviews its charter at least annually. The company’s Code of Business Conduct and Ethics, the Corporate Governance Guidelines and the Board committee charters are available on the company’s website, www.americanhomes4rent.com under “Investor Relations.” A copy of each may be obtained by sending a written request to the company’s Investor Relations Department at American Homes 4 Rent, 23975 Park Sorrento, Suite 300, Calabasas, California 91302, or submitting an information request under “Investor Relations” on the company’s website. Any amendments or waivers to the Code of Business Conduct and Ethics for trustees or executive officers may be made only by the Nominating and Corporate Governance Committee of our Board and will be disclosed on the company’s website or other appropriate means in accordance with applicable SEC and NYSE requirements.

Board Leadership. The Chairperson presides at meetings of all non-management trustees in executive session without the presence of management. These meetings are held on a regular basis, generally before or after each regularly scheduled Board meeting and at the request of any non-management trustee. In addition, the independent trustees meet separately at least once annually. These sessions are designed to encourage open Board discussion of any matter of interest without our Chief Executive Officer or any other members of management present.

The Chairperson: (1) reviews the agendas for each Board meeting and strategic planning session; (2) in conjunction with the Nominating and Corporate Governance Committee, assists in the recruitment and selection of new trustees; (3) evaluates, along with the members of the Human Capital and Compensation Committee, the performance of the Chief Executive Officer; (4) consults with the Chief Executive Officer as to hiring other executive officers, as well as strategic planning and succession planning for the Chief Executive Officer; (5) is regularly apprised of material shareholder inquiries and is involved in responding to these inquiries as appropriate; and (6) when necessary or appropriate, communicates with other non-management and independent trustees and calls meetings of the non-management and independent trustees.

Board and Committee Meetings and Attendance. The Board meets at regularly scheduled intervals and may hold additional special meetings as necessary or desirable in furtherance of its oversight responsibilities. As described above, the non-management trustees generally meet in executive session without the presence of management as part of each regularly scheduled Board meeting. The sessions are intended to encourage open discussion of any matter of interest without the Chief Executive Officer or any member of management present.

During 2021, the Board held six meetings and the Board committees held eighteen meetings. During 2021, all trustees attended 100% of the meetings held by the Board and all committees of the Board on which each trustee served. All of the trustees serving at the time attended the virtual 2021 Annual Meeting of Shareholders. Trustees are encouraged, but not required, to attend the Annual Meeting.

Trustee Service on Other Boards. Although the company recognizes that there may be a benefit to the company as a result of trustees broadening their experience by serving on corporate boards, it is important that each trustee have the requisite time to devote to the oversight of the company’s business. Unless otherwise approved by the Board, a trustee who also serves as an executive officer may not serve on more than one public company board in addition to the company’s Board, and trustees that are not executive officers of the company may not serve on more than three boards of other public companies in addition to the Board. In recognition of the enhanced time commitments associated with membership on a public company’s audit committee, no member of the Audit Committee may serve simultaneously on audit committees of more than two other public companies.

Board Responsibilities and Oversight of Risk Management. The Board is responsible for overseeing the company’s approach to major risks and policies for assessing and managing these risks. As part of its oversight function, the Board regularly receives presentations from management on areas of risk facing our business. The Board and management actively engage in discussions about these potential and perceived risks to the business.

In addition, the Board is assisted in its oversight responsibilities by the standing Board committees, which have assigned areas of oversight responsibility for various matters as described in the Board committee charters and as provided in the NYSE rules. These oversight responsibilities are summarized below.

Board

•	Overall oversight of the risk management process

•	Development of business strategy and major resource allocation

•	Leadership of management succession planning

•	Business conduct and compliance oversight

•	Receipt of regular reports from Board committees on specific risk oversight responsibilities

26 | American Homes 4 Rent

Board Committees

Audit Committee Oversight of Risk	Human Capital and Compensation Committee Oversight of Risk	Nominating and Corporate Governance Committee Oversight of Risk

• Oversight of enterprise risk management activities, including the company’s risk assessment, risk management and risk mitigation policies and programs

• Oversight of accounting and financial reporting

• Oversight of integrity of financial statements

• Oversight of compliance with legal and regulatory requirements applicable to accounting and financial reporting processes

• Oversight of the company’s policies and procedures with respect to cybersecurity risk management

• Oversight of the performance of the internal audit function

• Oversight of the effectiveness of internal controls

• Oversight of registered public accounting firm’s qualifications, performance and independence

• Review of proposed swaps and equity and debt hedging transactions

• Oversight of compensation related risks and overall philosophy

• Oversight of regulatory compliance with respect to compensation matters

• Oversight of the company’s human capital programs and policies, including with respect to pay fairness and employee well-being, employee retention and development and diversity and inclusion

• Oversight of overall corporate governance leadership

• Provides recommendations regarding Board and committee composition

• Oversight of Board succession planning

• Oversight of our overall ESG program, including regulatory compliance, environmental sustainability and corporate governance initiatives

• Oversight of the evaluation of the Board and management

Management

•	Identify material risks

•	Implement appropriate risk management strategies

•	Integrate risk management into our decision-making process

•	Ensure that information with respect to material risks is transmitted to senior executives and the Board

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Risk Areas

Strategic	Operational	Financial	Legal, Regulatory and Compliance
• Reputation • Market Dynamics • Acquisitions and Dispositions • Development • Climate Change	• Sales and Marketing • Service and Delivery • Information Systems and Cybersecurity • Infrastructure and Assets • Hazards and Weather • People	• Financial Reporting and Internal Controls • Capital Structure • Market • Liquidity and Credit • Tax • Insurance	• Compliance with Laws • Litigation • Environmental Management System • Social including human rights • Corporate Governance policies and practices

Cybersecurity Risk

Given the critical nature of data privacy and cybersecurity, we have developed strong risk management and oversight procedures. The Audit Committee oversees cybersecurity risks, including through quarterly updates from our Chief Technology Officer and Vice President of Information Security, who leads our dedicated cybersecurity team, and other members of our executive leadership team. The Audit Committee and our Board also conduct a full review of cybersecurity annually and considers cybersecurity as part of our business strategy, financial planning and capital allocation.

The Audit Committee’s oversight includes our compliance with the industry standard cybersecurity frameworks, our cybersecurity insurance coverage, cybersecurity-related internal controls, penetration testing, incident response plan, business continuity plan and threat assessments. The Audit Committee also periodically evaluates our cyber strategy to ensure its effectiveness, including benchmarking against our peers.

As part of our board refreshment efforts in recent years we have focused on adding trustees with cybersecurity risk management experience. Currently four members of our Board have information security experience, including the Chair of the Audit Committee. Ms. Webb earned a CERT Certificate in Cybersecurity Oversight issued by the National Association of Corporate Directors and Carnegie Mellon University. Messrs. Hart and Kropp have information security expertise from their prior executive experience, and Messrs. Kropp and Singelyn have information security expertise from their oversight responsibilities with the Company. See “Governance Framework—How We Are Selected, Elected, Evaluated and Refreshed” above.

We are committed to implementing leading data protection standards and have a comprehensive set of written policies and standards that follow the guidance of the industry standard cybersecurity frameworks. These standards apply to all of the company’s systems, including all subsidiaries, and address our legal, regulatory and client requirements. We also maintain a Vendor Integrity Code, which requires our third party vendors, among other things, to comply with our requirements for maintenance of passwords, as well as other confidentiality, security and privacy procedures.

To ensure the strength of our systems, we undertake regular internal and external security audits and vulnerability assessments, implement business continuity, contingency and recovery plans in the event of a cybersecurity incident and continuously scan the strength of our systems and review the results monthly. In addition, we have retained a third party to test for vulnerabilities and have a comprehensive external review annually.

As part of our data security program, we have an incident response plan for how we would respond to different potential cybersecurity and data privacy events. To support our preparedness, we perform a tabletop exercise at least once a year in responding to a data security penetration.

It is critically important that our employees understand and follow data privacy and security procedures. All new hires receive mandatory privacy and information security training. Current employees must complete mandatory annual cybersecurity and data trainings, which is supplemented by regular phishing and other cyber-related testing that we conduct throughout the year. Additionally, we conduct specialized training for our high-risk employees on a quarterly basis and are implementing specialized training for certain other employees with access to certain sensitive information systems.

We have experienced no material information security breaches in the last three years. As such, we have not spent any material amount of capital on addressing information security breaches in the last three years, nor have we incurred any material expenses from penalties and settlements related to a material breach during this same time.

28 | American Homes 4 Rent

How We Are Paid

Our Board has established a compensation program for our non-management trustees that includes a mix of cash and equity compensation. The Human Capital and Compensation Committee, with the input and support of Semler Brossy, the independent compensation consultant to the Human Capital and Compensation Committee, annually evaluates the adequacy of the trustee compensation program.

Retainers. For 2021, each non-management trustee received the following cash compensation:

•	an annual cash retainer of $75,000;

•	an additional annual cash retainer of $50,000 for the Chairperson;

•	an additional annual cash retainer of $20,000 to the chair of the Audit Committee;

•	an additional annual cash retainer of $12,500 to the chairs of the Human Capital and Compensation Committee and Nominating and Corporate Governance Committee;

•	an additional annual cash retainer of $7,500 to the other members of the Audit Committee; and

•	an additional annual cash retainer of $5,000 to the other members of the Human Capital and Compensation Committee and Nominating and Corporate Governance Committee.

There are no changes to non-management trustee cash compensation for 2022.

The company also reimburses non-management trustees for reasonable out-of-pocket expenses incurred in the performance of their duties as trustees, including without limitation, travel expenses in connection with their attendance in-person at Board and committee meetings. Trustees who are employees do not receive any compensation for their services as trustees.

Equity Awards. For 2021, on the date of the Annual Meeting, each non-management trustee received an award of restricted share units (“RSUs”) with a value of $125,000 as determined by the closing price on the NYSE of the company’s Class A common shares on the date of grant. Awards for new trustees and the annual grants to non-management trustees vest in full one year from the date of grant. There are no changes to the non-management trustee equity awards for 2022.

Trustee Compensation Table. The following table presents information relating to the total compensation of our non-employee trustees for the fiscal year ended December 31, 2021. Ms. Gustavson was appointed to the Human Capital and Compensation Committee in May 2021.

Messrs. Singelyn and Corrigan did not receive any compensation for their services as trustees in 2021. Mr. Singelyn’s compensation as our Chief Executive Officer and Mr. Corrigan’s compensation as our Chief Investment Officer are described in the “Executive Compensation” section below.

Name	Paid in Cash ($)	Stock Awards ($) (1)(2)	Total ($)

Kenneth M. Woolley	$125,000	$125,000	$250,000

Douglas N. Benham	$92,500	$125,000	$217,500

David Goldberg	$75,000	$125,000	$200,000

Tamara H. Gustavson	$77,500	$125,000	$202,500

Matthew J. Hart	$92,500	$125,000	$217,500

Michelle C. Kerrick	$87,500	$125,000	$212,500

James H. Kropp	$95,000	$125,000	$220,000

Lynn C. Swann	$87,500	$125,000	$212,500

Winifred M. Webb	$85,000	$125,000	$210,000

Jay Willoughby	$87,500	$125,000	$212,500

Matthew R. Zaist	$87,500	$125,000	$212,500

(1) RSU awards valued at the closing share price on the NYSE of $36.75 per share for Class A common shares on May 6, 2021, which was the date of grant for all trustees. The value of the stock awards is computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

(2) As of December 31, 2021, each non-management trustee had the following number of options outstanding: Messrs. Hart and Woolley each held a total of 60,000, of which 57,500 are fully vested and exercisable; Mr. Kropp held a total of 50,000, of which 47,500 are fully vested and exercisable; Ms. Gustavson and Mr. Benham each held a total of 30,000, of which 27,500 are fully vested and exercisable; Ms. Webb and Mr. Willoughby each held a total of 10,000, of which 5,000 are fully vested and exercisable. In addition, as of December 31, 2021, each non-management trustee held a total of 3,402 RSUs which vest in full on May 6, 2022.

2022 Proxy Statement | 29

Share Ownership Policy. Our share ownership policy approved by the Board applies to each of our executive officers and trustees and is intended to align their interests with the interests of the company’s shareholders. Each non-management trustee covered by the policy is expected to own Class A common shares and equivalents (including Class A partnership units that are convertible into Class A common shares and RSUs that are only subject to time vesting) of the company with an aggregate market value of five times the previous year annual cash retainer (excluding any Board committee fees). Additionally, each non-management trustee covered by the policy is expected to establish an initial beneficial ownership position of Class A common shares and equivalents within one year of his or her appointment to the Board and to be in full compliance within five years of becoming subject to the policy. Securities that have been pledged, unvested performance-based RSUs and shares underlying vested or unvested options are not counted for purposes of the policy.

For information regarding requirements for executive officers, see “Executive Officer Share Ownership and Other Compensation Policies—Executive Officer Share Ownership Policy” below.

If a non-management trustee is not in compliance with the policy (other than solely as a result of decreases in Class A common share market price), the non-management trustee must retain 100% of the Class A common shares and equivalents beneficially owned and subsequently awarded by the Company (other than sales to cover withholding taxes owed in connection with equity awards or option exercise costs) until the non-management trustee is in compliance with the policy.

The Human Capital and Compensation Committee has the authority to administer and interpret, to monitor compliance with and to make all determinations regarding the share ownership policy.

How You Can Communicate With Us

We value and actively solicit feedback from our shareholders. During fiscal year 2021, management met with over 250 institutional investors at virtual conferences, non-deal roadshows and industry calls.

We encourage all shareholders to contact our investor relations team with any questions or comments by:

EMAIL	WEBSITE	MAIL	TELEPHONE

Email investors@ah4r.com	Visit www.americanhomes4rent.com under “Investor Relations”	Write to American Homes 4 Rent Attn: Investor Relations 23975 Park Sorrento, Suite 300 Calabasas, CA 91302	Call (855) 794-AH4R (2447)

The Board also welcomes feedback from shareholders and other interested parties. We receive a large volume of correspondence regarding a wide range of subjects each day, including correspondence relating to ordinary business operations. As a result, our individual trustees are often not able to respond to all communications directly. Therefore, the Board has established a process for managing communications to the Board and individual trustees. Any shareholder communication to the Board should be addressed to: Board of Trustees, c/o Corporate Secretary, American Homes 4 Rent, 23975 Park Sorrento, Suite 300, Calabasas, California 91302. Communications that are intended for a specified individual trustee or group of trustees should be addressed to the trustee(s) c/o Corporate Secretary at the above address, and all such communications received will be forwarded to the designated trustee(s).

30 | American Homes 4 Rent

.

Proposal 2

Ratification of Independent Registered Public Accounting Firm

2022 Proxy Statement | 31

The Audit Committee is responsible for appointing the company’s independent registered public accounting firm. Ernst & Young LLP (“EY”) was first appointed as the company’s independent registered public accounting firm in August 2016. In February 2022, the Audit Committee re-appointed EY to serve as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, subject to ratification of the appointment by the company’s shareholders. The Board believes that the selection of EY is in the best interest of the company and its shareholders and recommends that shareholders ratify the Audit Committee’s appointment of EY as the independent registered public accounting firm.

Although we are not required to seek ratification of the appointment of EY, the Board believes that doing so is a matter of good corporate governance. Even if the appointment of EY is ratified by the shareholders, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interest of the company and its shareholders. If shareholders do not ratify the appointment of EY, the Audit Committee will reconsider its selection but may determine to confirm the appointment.

Representatives from EY will be in attendance at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table shows the fees billed to the company by EY for audit and other services provided for fiscal years 2021 and 2020:

	2021	2020

Audit fees (1)	$1,499,284	$1,439,366

Audit-related fees (2)	–	$2,740

Tax fees	–	–

All other fees (3)	–	$75,000

Total	$1,499,284	$1,517,106

(1) Audit fees represent fees for professional services provided in connection with the integrated audit of the company’s annual financial statements and internal control over financial reporting, review of the quarterly financial statements included in the company’s quarterly reports on Form 10-Q and other professional services in connection with the company’s registration statements, securities offerings and audits of financial statements of certain acquired assets.

(2) Audit-related fees include fees for access to EY’s online accounting research tools in 2020.

(3) All other fees include fees for professional services provided in connection with a customer segmentation analysis in 2020.

Auditor Independence: The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining the independence of the company’s independent registered public accounting firm.

Policy to Approve Services of Independent Registered Public Accounting Firm: The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy relating to services performed by the company’s independent registered public accounting firm. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, all audit and permissible non-audit services must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its Chairperson to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for all such services shall not exceed $200,000 prior to reporting such pre-approved engagements to the Audit

Committee. The Chairperson must report all pre-approval decisions to the Audit Committee at its next scheduled meeting for review and provide a description of the terms of the engagement, including:

•	the type of services covered by the engagement;

•	the dates the engagement is scheduled to commence and terminate;

•	the estimated fees payable by us pursuant to the engagement;

•	other material terms of the engagement; and

•	such other information as the Audit Committee may request.

Under this policy, the Audit Committee pre-approved all services performed by EY during 2021, including those listed in the table above.

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Audit Committee Report

The Audit Committee’s responsibilities include appointing the company’s independent registered public accounting firm, pre-approving audit and non-audit services provided by the firm and assisting the Board in providing oversight to the company’s financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee meets with the company’s independent registered public accounting firm, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters.

Management is responsible for the company’s financial statements, including the estimates and judgments on which they are based, for maintaining effective internal controls over financial reporting and for assessing the effectiveness of internal controls over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing a report thereon. It is not the Audit Committee’s responsibility to plan or conduct audits or to determine that the company’s financial statements and disclosures are complete, accurate and in accordance with U.S. generally accepted accounting principles and applicable laws, rules and regulations. The Audit Committee’s responsibility is to monitor and oversee these processes and the Audit Committee necessarily relies on the work and assurances of the company’s management and of the company’s independent registered public accounting firm.

As part of its oversight responsibilities related to the company’s financial statements included in the company’s Annual Report on Form 10-K, the Audit Committee met with management and EY, the company’s independent registered public accounting firm, and reviewed and discussed with them the audited consolidated financial statements. Management represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB. The Audit Committee also discussed with EY the overall scope and plans for the annual audit, the results of their procedures, including critical audit matters addressed during the audit, examinations, their evaluation of the company’s internal controls and the overall quality of the company’s financial reporting.

The company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the applicable rules of the PCAOB, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. In addition, the Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the company and its affiliates is compatible with the firm’s independence.

The Audit Committee met with representatives of management, internal audit, legal counsel and the company’s independent registered public accounting firm on a regular basis throughout the year to discuss the progress of management’s testing and evaluation of the company’s system of internal control over financial reporting in response to the applicable requirements of the Sarbanes-Oxley Act of 2002 and related SEC regulations. At the conclusion of this process, the Audit Committee received from management its assessment and report on the effectiveness of the company’s internal controls over financial reporting. In addition, the Audit Committee received from EY its assessment of and opinion on the company’s internal control over financial reporting as of December 31, 2021. The Audit Committee reviewed and discussed the results of management’s assessment and EY’s audit.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC. The Audit Committee also approved the appointment of EY as the company’s independent registered public accountants for the fiscal year ending December 31, 2022 and recommended that the Board submit this appointment to the company’s shareholders for ratification at the Annual Meeting.

THE AUDIT COMMITTEE

James H. Kropp, Chair

Michelle C. Kerrick

Lynn C. Swann

Jay Willoughby

Matthew R. Zaist

34 | American Homes 4 Rent

Principal Shareholders

Share Ownership of 5% or Greater Beneficial Owners

The following table sets forth information regarding the beneficial ownership of our common shares and common shares into which units in American Homes 4 Rent, L.P., our operating partnership (“OP units”), may be exchangeable by each person known by us to be the beneficial owner of 5% or more of our common shares and OP units as of December 31, 2021.

Name and Address	Number of Common Shares Beneficially Owned (1)	Number of Common Shares and OP Units Beneficially Owned (2)	Percentage of All Common Shares Beneficially Owned (1)	Percentage of All Common Shares and OP Units Beneficially Owned (2)

The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	39,871,926	39,871,926	11.80%	10.24%

BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10055	23,487,597	23,487,597	6.95%	6.03%

Tamara H. Gustavson (5)(6) c/o Malibu Management 22917 Pacific Coast Highway, Suite 300 Malibu, CA 90265	20,268,193	20,268,193	6.00%	5.21%

Trusts of B. Wayne Hughes (6) c/o Malibu Management 22917 Pacific Coast Highway, Suite 300 Malibu, CA 90265	17,384,496	17,384,496	5.14%	4.46%

Principal Real Estate Investors, LLC (7) 801 Grand Ave Des Moines, IA 50392	17,493,987	17,493,987	5.18%	4.49%

HF Investments 2010, LLC (8) c/o Malibu Management 22917 Pacific Coast Highway, Suite 300 Malibu, CA 90265	6,645,581	54,765,472	1.97%	14.06%

(1) Assumes a total of 337,362,716 Class A and 635,075 Class B common shares are outstanding as of December 31, 2021. All Class B common shares are held by HF Investments 2010, LLC (“HF LLC”).

(2) Assumes a total of 337,997,791 common shares and 51,376,980 OP units (which OP units may be redeemed for cash or, at our option, exchanged for our Class A common shares) are outstanding as of December 31, 2021, excluding OP units held by the company.

(3) This information is as of December 31, 2021 and is based on a Schedule 13G/A filed on February 9, 2022 by The Vanguard Group as investment advisor to report that it has shared voting power with respect to 415,354 Class A common shares, sole dispositive power with respect to 39,201,944 Class A common shares and shared dispositive power with respect to 669,982 Class A common shares.

(4) This information is as of December 31, 2021 and is based on a Schedule 13G/A filed on February 3, 2022 by BlackRock, Inc. to report that it has sole voting power with respect to 20,585,224 Class A common shares and sole dispositive power with respect to 23,487,597 Class A common shares.

(5) Includes 30,000 shares underlying stock options that have vested or will vest within 60 days of December 31, 2021. Does not include any shares held by (i) HF LLC which is comprised of trusts established by B. Wayne Hughes, for certain of his heirs, including the children of Ms. Gustavson or (ii) other trusts formed by B. Wayne Hughes for which Ms. Gustavson currently serves as trustee. These shares are reported separately in this table.

(6) Mr. Hughes, who co-founded the company with Mr. Singelyn and was Chairperson of the Board until May 2019, passed away in 2021. Prior to his passing, Mr. Hughes beneficially owned the shares through trusts for which he was trustee. Ms. Gustavson, his daughter, is the successor trustee of these trusts. The shares will be distributed to the beneficiaries of the trusts (which do not include Ms. Gustavson) in accordance with the terms of the trusts.

(7) This information is as of December 31, 2021 and is based on a Schedule 13G/A filed on February 15, 2022 by Principal Real Estate Investors, LLC to report that it has shared voting power with respect to 17,493,987 Class A common shares and shared dispositive power with respect to 17,493,987 Class A common shares.

(8) HF LLC is comprised of trusts established by Mr. Hughes for certain of his heirs. Anita McIntyre, an officer of Malibu Management, Inc., a corporation 50% owned by Ms. Gustavson, is the sole manager of HF LLC. As the sole manager of HF LLC, Ms. McIntyre has voting and dispositive power over the common shares and OP units directly owned by HF LLC and may be deemed to have beneficial ownership over such securities. Ms. Gustavson disclaims beneficial ownership of all common shares and OP units owned by HF LLC. The HF LLC ownership interests disclaimed by Ms. Gustavson include:

(i) 6,010,506 Class A common shares;

(ii) 635,075 Class B common shares (for voting purposes, each Class B common share entitles the holder to 50 votes on all matters on which the holders of Class A common shares are entitled to vote); and

(iii) 48,119,891 Class A units issued by our operating partnership (“Class A units”).

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Share Ownership of Trustees and Management

The following table sets forth information, as of March 1, 2022, regarding the beneficial ownership of our common shares and common shares into which OP units may be exchangeable by (1) each of our executive officers, (2) each of our trustees and (3) all of our executive officers and trustees as a group. Except as otherwise indicated, each trustee and executive officer has sole voting and investment power over his or her shares.

Name	Number of Common Shares Beneficially Owned (1)	Number of Common Shares and OP Units Beneficially Owned (2)	Percentage of All Common Shares Beneficially Owned (1)	Percentage of All Common Shares and OP Units Beneficially Owned (2)

Kenneth M. Woolley (4)	73,462	73,462	*	*

David P. Singelyn (3)	352,303	1,602,303	*	*

Douglas N. Benham (4)	55,151	67,359	*	*

Jack Corrigan	193,440	893,440	*	*

David Goldberg	39,952	580,018	*	*

Tamara H. Gustavson (4)(5)	20,268,193	20,268,193	5.82%	5.07%

Matthew J. Hart (4)	84,629	84,629	*	*

Michelle C. Kerrick	3,425	3,425	*	*

James H. Kropp (4)	78,439	78,439	*	*

Christopher C. Lau (4)	37,220	37,220	*	*

Bryan Smith (4)	279,590	279,590	*	*

Lynn C. Swann	16,443	16,443	*	*

Sara H. Vogt-Lowell (4)	81,916	81,916	*	*

Winifred M. Webb (4)	14,629	14,629	*	*

Jay Willoughby (4)	14,629	14,629	*	*

Matthew R. Zaist	7,941	7,941	*	*

All trustees and executive officers as a group (16 persons) (3)(4)(5)	21,601,362	24,103,636	6.20%	6.03%

* Represents less than 1.0%

(1) Includes shares of Class A and Class B common shares held of record or beneficially by members of the immediate family of executive officers of the company.

(2) Assumes 347,622,562 Class A common shares, 635,075 Class B common shares and 51,376,980 OP units (which OP units may be redeemed for cash or, at our option, exchanged for our Class A common shares) are outstanding as of March 1, 2022, excluding OP units held by the company.

(3) Mr. Singelyn has pledged 1,000,000 Class A partnership units and 175,000 Class A common shares.

(4) Includes the following vested stock options that have vested or will vest within 60 days of March 1, 2022: 2,500 for Mr. Lau, 245,000 for Mr. Smith, 42,500 for Ms. Vogt-Lowell, 60,000 for each of Messrs. Hart and Woolley, 50,000 for Mr. Kropp, 30,000 for Mr. Benham and Ms. Gustavson, and 7,500 for Ms. Webb and Mr. Willoughby. Does not include the trusts formed by B. Wayne Hughes for which Ms. Gustavson currently serves as trustee which are described in footnote 6 to the “Share Ownership of 5% or Greater Beneficial Owners” table set forth above.

(5) Does not include any shares held by HF LLC, which is comprised of trusts established by B. Wayne Hughes for certain of his heirs, including the children of Ms. Gustavson. Anita McIntyre, an officer of Malibu Management, Inc., a corporation 50% owned by Ms. Gustavson, is the sole manager of HF LLC. As the sole manager of HF LLC, Ms. McIntyre has voting and dispositive power over the common shares and OP units directly owned by HF LLC and may be deemed to have beneficial ownership over such securities. Ms. Gustavson disclaims beneficial ownership of all common shares and OP units owned by HF LLC. The HF LLC ownership interests disclaimed by Ms. Gustavson include:

(i) 6,010,506 Class A common shares;

(ii) 635,075 Class B common shares issued (for voting purposes, each Class B common share entitles the holder to 50 votes on all matters on which the holders of Class A common shares are entitled to vote); and

(iii) 48,119,891 Class A units.

36 | American Homes 4 Rent

Executive Officer Share Ownership and Other Compensation Policies

Executive Officer Share Ownership Policy

Our share ownership policy approved by the Board is intended to align the interests of our executive officers and trustees with the interests of the company’s shareholders. For information regarding requirements for trustees, see “How We Are Paid—Share Ownership Policy” above. The policy applies to the company’s Chief Executive Officer and other Section 16 executive officers. Each person covered by the policy is expected to own Class A common shares and equivalents (including Class A partnership units that are convertible into Class A common shares and unvested RSUs that are only subject to time vesting) of the company with an aggregate market value of:

•	Six times the previous year annual base salary for the Chief Executive Officer; and

•	Three times the previous year annual base salary for the other executive officers.

Securities that have been pledged, unvested performance-based RSUs (“PSUs”) and shares underlying vested or unvested options are not counted for purposes of the policy.

All of our NEOs have met the ownership thresholds described above and are in compliance with the policy. Each executive officer covered by the policy is expected to establish an initial beneficial ownership position of Class A common shares and equivalents within one year of his or her appointment to the position that results in the application of the policy and to be in full compliance within five years of becoming subject to the policy. Executive officers already subject to the policy that become subject to increased ownership requirements as a result of a promotion are expected to be in compliance with the increased threshold by the fifth anniversary of the promotion.

If an executive officer is not in compliance with the policy (other than solely as a result of decreases in Class A common share market price), the executive officer must retain 100% of the Class A common shares and equivalents beneficially owned and subsequently awarded by the company (other than sales to cover withholding taxes owed in connection with equity awards or option exercise costs) until the executive officer is in compliance with the policy.

The Human Capital and Compensation Committee has the

authority to administer and interpret, to monitor compliance with and to make all determinations regarding the share ownership policy.

Clawback Policy

The Human Capital and Compensation Committee administers the company’s Executive Officer Performance-Based Compensation Recovery Policy. Under the policy, if an accounting restatement of the company’s financial statements is required to be filed to correct a material error as a result of misconduct, the Human Capital and Compensation Committee will recover from any current or former executive officer any equity or cash performance-based compensation that would not have been paid based on the restated financial statements. The clawback period covers the three fiscal years preceding the accounting restatement and applies regardless of the fault of the executive officer.

Anti-Hedging and Anti-Pledging Policy

The anti-hedging provisions of our insider trading policy prohibit trustees, officers and employees from directly or indirectly engaging in hedging against future declines in the market value of any securities of the company. This would cover the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

In February 2022, we amended our insider trading policy to adopt anti-pledging provisions, which prohibit trustees, officers and employees from any new pledge of company securities after the effective date of the amendment, including holding company securities in a margin account or otherwise pledging company securities as collateral for a loan.

In 2012, to finance his acquisition of interests in the company’s former sponsor, AH LLC, Mr. Singelyn obtained loans secured by a pledge of a portion of his holdings of common shares and operating partnership units. These loans were subsequently refinanced with a loan from a third party

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lender subject to a similar pledge. Our Board recognizes that this pledge originated with Mr. Singelyn’s initial investment in founding the company and that maintaining this pledge facilitates liquidity and financial flexibility for Mr. Singelyn. The Board has determined that the pledge (i) does not present a significant risk of lender foreclosure or an unexpected sale of a large volume of shares on the open market, (ii) is not part of a hedging strategy and (iii) is unlikely to result in adverse effects to shareholders.

Waivers of these prohibitions are not permitted under the policy. The objective of this policy is to further enhance alignment between the interests of our trustees, officers and employees and those of our shareholders.

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Executive Officers

Our Executive Officers

Set forth below is certain information regarding each of our current executive officers, other than Messrs. Singelyn and Corrigan, whose biographical information is presented under “Biographical Information About Our Trustee Nominees.” Our executive officers are appointed annually by, and serve at the discretion of, the Board. There are no family relationships between any of the executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Christopher C. Lau Age: 40	Chief Financial Officer

Background

•  American Homes 4 Rent, Chief Financial Officer (since 2018); Vice President, Senior Vice President and then Executive Vice President – Finance (2013-2018)

•  National Rental Home Council, Member and Chair of the Finance Committee (since 2018)

•  Deloitte & Touche LLP, Senior Manager, Real Estate M&A Advisory; Senior Manager, Real Estate Audit

Education • B.S. in Accounting, San Diego State University • Certified Public Accountant (inactive)

Bryan Smith Age: 48	Chief Operating Officer

Background

•  American Homes 4 Rent, Chief Operating Officer (since 2019); Executive Vice President and President of Property Management (2015-2019); Senior Vice President and Director of Property Management (2012-2015)

•  American Homes 4 Rent Advisor, LLC (our former manager), Senior Vice President of Acquisitions

•  Tax Review Group, Partner

•  Watermark Group, Partner and Chief Financial Officer

•  Deloitte & Touche LLP, Senior

Education • B.A. in Business Economics, University of California, Los Angeles • M.B.A., UCLA Anderson School of Management • Certified Public Accountant (inactive)

Sara H. Vogt-Lowell Age: 46	Chief Legal Officer

Background

•  American Homes 4 Rent, Chief Legal Officer (since 2012)

•  American Homes 4 Rent Advisor, LLC (our former manager), Chief Legal Officer

•  Public Storage Canada and American Commercial Equities, General Counsel

•  Latham & Watkins LLP, Member, Finance Department

Education • B.A. in Political Science, University of California, Los Angeles • J.D., University of California, Berkeley • Member of the California State Bar

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Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section explains the objectives of our executive compensation programs, outlines the elements of executive officer compensation and describes the factors considered by the Human Capital and Compensation Committee (as used in this section, the “Committee”) to determine the amounts of compensation for our NEOs for 2021 service.

Our Named Executive Officers

For 2021, our NEOs are: (i) David P. Singelyn, Chief Executive Officer and a trustee; (ii) Jack Corrigan, Chief Investment Officer and a trustee; (iii) Bryan Smith, Chief Operating Officer; (iv) Christopher C. Lau, Chief Financial Officer; and (v) Sara H. Vogt-Lowell, Chief Legal Officer.

2021 Say-on-Pay Vote Results and Shareholder Engagement

At our 2019, 2020 and 2021 Annual Meetings of Shareholders, 98.9%, 98.7% and 71.6% of our shareholders voted in support of our say-on-pay proposal, respectively.

Over the course of 2021, the company maintained an ongoing dialogue with a broad set of shareholders on diverse topics including executive compensation, business operations and strategy, financial results, corporate governance and environmental and social priorities. Members of management and, as appropriate, members of the Board participated in these meetings.

Based on these discussions and other feedback received regarding our 2021 say-on-pay vote, we believe shareholders continue to broadly support our compensation program, including the enhancements we made to the 2021 compensation program. We believe the relative decrease in support in 2021 from our historically high levels of support was driven by concerns with a severance payment made to one of our former officers as part of a confidential settlement and release agreement. Although this issue was unrelated to our broader compensation program, the Committee conducted a robust review of our severance policies and practices in response to shareholder feedback and in light of our say-on-pay results. As a result of this review, in 2022, the Committee approved a standard form of severance and change of control letter agreement for our officers that we believe will facilitate any future separations with our officers in a manner that is fully consistent with market practices (see additional detail in the “Severance and Change of Control Letter Agreements” section of this proxy statement).

2021 Compensation Overview

The 2021 compensation program for NEOs consisted of three components: (i) an annual base salary; (ii) an annual cash incentive based substantially on the achievement of pre-determined performance criteria consisting of a corporate metric and personal goals; and (iii) long-term equity incentives designed to directly link executive compensation with shareholder outcomes.

Since the company commenced operations in 2012, it has historically paid certain of its executive officers, particularly the Chief Executive Officer, annual total compensation at levels well below its peers. In doing so the company has considered the significant equity ownership such executives had as a result of their role in founding the firm and the retention protections inherent in the manner in which that equity ownership had been financed. Starting in 2019, Messrs. Singelyn and Corrigan repaid certain loans payable to members of the Hughes family that were secured by securities in the company to finance their equity investments in the company at its founding, and the company began to transition NEO annual total compensation to levels more competitive with peer pay practices and more representative of the value and contributions of the management team. In 2021, the company continued this transition by modestly increasing NEO salaries, target bonuses and equity grant values by the amounts described in the “2021 Compensation Decisions” section of this proxy statement.

In addition, in response to guidance from its independent compensation consultant, shareholder feedback and retention considerations, the Committee further enhanced the company’s compensation program by introducing PSUs as part of the equity compensation that are tied to the achievement of both relative total shareholder return (“TSR”) and absolute Core Funds from Operations (“Core FFO”) growth goals, which were set based on the company’s peer group’s Core FFO performance over a three-year period. The Committee also refined the peer group to better align with the company’s size and business.

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Compensation Philosophy, Objectives and Governance

The primary goal of our executive compensation program is to align the interests of our NEOs with those of our shareholders in a way that allows us to attract, retain and motivate highly qualified executive talent. The Committee oversees the compensation of our NEOs, including setting base salaries, awarding annual cash incentives and granting equity awards. The following table highlights key features of our executive compensation program that demonstrate our ongoing commitment to promoting shareholder interests through sound compensation governance practices.

What We Do	What We Don’t Do

✓ DO require “double trigger” change in control benefits	✘ NO “single-trigger” change in control cash or equity payments

✓   DO seek to align pay and performance with a balanced mix of company and individual performance criteria tied to operational and strategic objectives (including diversity and inclusion and human capital management objectives) established at the beginning of the performance period by the Committee

✘ NO compensation or incentives that encourage risk-taking reasonably likely to have a material adverse effect on the company

✓   DO award a significant percentage of NEO total compensation in the form of equity which includes awards subject to multi-year, performance-based vesting based on relative TSR goals and absolute Core FFO growth goals set based on historical peer group performance

✘ NO tax gross-ups for any executive officers

✓   DO have robust NEO share ownership guidelines, including 6x base salary for CEO, and a requirement that each NEO establish an initial ownership position in company shares within one year of joining the company

✘ NO re-pricing or buyouts of underwater stock options

✓ DO have a compensation clawback policy for executive compensation covering both cash and equity incentives	✘ NO hedging or future pledging transactions by employees or trustees involving our securities

✓ DO annually review a compensation risk assessment with the Committee	✘ NO guarantees of cash incentive compensation or of equity grants

✓ DO provide caps within annual and long-term incentive plan awards	✘ NO long-term employment contracts with executive officers

✓ DO engage an independent compensation consultant to advise the Committee	✘ NO excessive perquisites

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The following chart depicts for Mr. Singelyn and for the other NEOs the split between (i) performance-based compensation, consisting of PSUs and annual cash incentive awards and (ii) compensation not tied to performance, consisting of base salary, and further demonstrates our philosophy of aligning executive compensation with company performance and shareholder interests. The amounts below include PSUs and annual cash incentive awards that would have been paid assuming target achievement for 2021:

CEO

Other Executive Officers

Elements of Executive Officer Compensation

Component	Form	Objective and Explanation

Salary	Cash	• Base level compensation, rewards day-to-day performance and standard job duties • Reflects level of responsibilities and experience/tenure

Performance-Based Annual Cash Incentive	Cash

• Designed to reward the achievement of specific, pre-established annual financial and operational objectives

• 2021 performance objectives consist of company and personal goals

• Committee has discretion to adjust performance criteria, including to address extraordinary events

Equity Awards	Performance-based PSUs and service-based RSUs

• The equity pay mix for our CEO in 2021 was 60% PSUs and 40% RSUs (40% PSUs and 60% RSUs for our other NEOs)

• Provide alignment of interests with shareholders

• Multi-year vesting periods aid in retention

• Service-based RSUs further support retention as they retain some value and provide a retention incentive even during difficult market conditions, when we may need it most

• Performance-based PSUs tied to multi-year goals motivate executives to focus on sustained, long-term financial performance

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2021 Compensation Decisions

Changes to Compensation of the CEO

As a founder and significant shareholder of the company, Mr. Singelyn historically agreed to accept a below-market salary and to forego any bonus or equity incentives during the company’s initial growth phase. Starting in 2019, the Committee began transitioning to market compensation for Mr. Singelyn, supported by the data and recommendations provided by the Committee’s independent compensation advisor. As part of this process, Mr. Singelyn’s base salary was increased from $570,000 in 2020 to $700,000 in 2021, and he was granted equity awards, as described below. The Committee intends to continue this transition until the Committee determines that Mr. Singelyn is paid at a level competitive with CEOs in the company’s peer group.

Mr. Singelyn’s 2021 total compensation at target was in the bottom 25% of the peer group.

Changes to Compensation of the other Named Executive Officers

Starting in 2019, the Committee, based on peer company compensation information, began transitioning NEO compensation to levels competitive with its peer group. As part of that transition process, and in consideration of the recommendation from Mr. Singelyn and the views of other Board members, the Committee increased 2021 base salaries for Mr. Corrigan to $600,000, for Mr. Smith to $475,000, for Mr. Lau to $475,000 and for Ms. Vogt-Lowell to $425,000.

Performance-based Incentive Bonuses—2021 Performance Metrics and Targets

The 2021 incentive plan targets established by the Committee in the first quarter of 2021 were:

NEO	Title	Target % of base salary

David P. Singelyn	Chief Executive Officer	200%

Jack Corrigan	Chief Investment Officer	125%

Bryan Smith	Chief Operating Officer	125%

Christopher C. Lau	Chief Financial Officer	125%

Sara H. Vogt-Lowell	Chief Legal Officer	125%

2021 performance-based incentive bonuses (the “Annual Incentive Plan” or “AIP”) were based 70% on a corporate metric and 30% on personal goals that were established for each NEO by the Committee in the first quarter of 2021.

•	Corporate Metric: In the first quarter of 2021, the Committee set the corporate metric as growth in Core Funds from Operations. The Committee selected Core FFO as the corporate metric because it is a commonly used measure of real estate investment trust (“REIT”) performance by investors and it is a metric used for compensation purposes by the majority of our peer group.
•	Personal Goals: The 2021 personal goals set for the NEOs are described below under “2021 Performance-based Cash Incentive Awards.”

Growth in Core FFO

The target Core FFO goal for 2021 was $1.25 per common share, a 7.8% increase over 2020 actual Core FFO per share. The threshold, target and maximum bonus payable at the targets set by the Committee are set forth below. In the event the result achieved was between target levels in the chart, the bonus paid is adjusted accordingly through linear interpolation.

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Committee Assessment of Achievement of 2021 Goals

2021 Performance-based Cash Incentive Awards

Corporate metric achievement (70% weighting)

The company achieved 2021 Core FFO per share of $1.3639, which exceeded the target of $1.25 by 9.1%. As a result, the Committee determined that each NEO earned 160.7% of his or her target for the Core FFO per share component of the award.

Core FFO per share (70% weighting)
Performance Achievement	Performance (% Target)	AIP Payout (% Target)	Performance (Core FFO per share)
Maximum	115%	200%	$1.438
Target	100%	100%	$1.250
Threshold	85%	50%	$1.063
Actual	109.1%	160.7%	$1.3639

Individual goal achievement (30% weighting)

In addition to the achievement of the corporate metric, each NEO was also assessed on four individual goals related to: driving results for the company, diversity and inclusion, developing a succession plan for his or her function and advancing the company’s ESG program. The Committee determined that each NEO earned 100% of his or her target for individual goals component of the award, as set forth below.

In the first quarter of 2021, the Committee determined that Mr. Singelyn’s 2021 goals would be to (i) design and execute a strategic plan to further establish the company as the operational and growth leader in the single-family residential industry; (ii) promote the importance of diversity and inclusion for existing and new employees; (iii) meet with each other NEO to facilitate the achievement of their goals and development of succession plans; and (iv) enhance internal communications with employees.

In February 2022, the Committee reviewed Mr. Singelyn’s achievement of these goals and determined that he had earned 100% of his target for the individual goal portion of his 2021 performance-based cash incentive award. The Committee considered the following in making its determination:

•	Mr. Singelyn’s implementation and execution of the company’s strategic plan to accelerate growth, which established the company as the largest builder of single-family homes for rent and the 45th largest homebuilder in the country;

•	Mr. Singelyn’s leadership in promoting the company’s diversity and inclusion initiatives, including the implementation of company-wide employee surveys which include questions on diversity and inclusion, his emphasis on the importance of diversity and inclusion at town halls and other internal communications, adoption of diversity training programs and the ongoing focus on gender pay equity analyses and related compensation adjustments;

•	Mr. Singelyn’s development of succession plans with each of the other NEOs, including implementation of assessments for each functional area and a thorough evaluation of leadership bench strength; and

•	Mr. Singelyn’s enhancements to internal company communications through in-person and virtual CEO town halls, company-wide employee surveys and employee engagement through virtual conferences and fireside chats.

The Committee followed a similar process of establishing individual goals and assessing results for our other NEOs. The Committee determined that Messrs. Corrigan, Smith and Lau and Ms. Vogt-Lowell each achieved 100% of their targets for the individual goal component of their respective 2021 performance-based cash incentive awards.

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The following table details the performance-based cash incentive award achieved for each NEO, as determined by the Committee:

Cash-based Performance Award Achievement	David P. Singelyn	Jack Corrigan	Bryan Smith	Christopher C. Lau	Sara H. Vogt- Lowell
	% Achieved	% Achieved	% Achieved	% Achieved	% Achieved

Core Funds from Operations (70% weighting)	160.7%	160.7%	160.7%	160.7%	160.7%

Individual Goals (30% weighting)	100.0%	100.0%	100.0%	100.0%	100.0%

Aggregate Payout %	142.5%	142.5%	142.5%	142.5%	142.5%

Aggregate Payout Amount	$1,994,860	$1,068,675	$846,034	$846,034	$756,978

2021 Equity Awards

The Committee believes equity awards help align management and shareholder interests by increasing the percentage of total compensation that consists of equity, supporting long-term value creation and promoting the retention and stability of our executive management team. In the first quarter of 2021, the Committee granted a mix of PSUs and time-based RSUs, with 60% of Mr. Singelyn’s grants being PSUs and 40% of grants to the other NEOs being PSUs. The PSUs have a three-year performance period tied to the achievement of both relative TSR (50%) and absolute Core FFO growth goals (50%), which were set in the first quarter of 2021 based on an assessment of historical Core FFO growth rates of companies in our peer group over a three-year period. Payouts on PSUs at achievement of threshold goals will be 50% of target and maximum achievement will be 200% of target. PSU payouts are linearly interpolated for performance between the threshold, target, and maximum performance goals. The company’s TSR performance will be compared to a group of companies that includes the benchmarking peer group and constituents in the FTSE NAREIT Residential Index. The time-based RSUs vest ratably in equal annual installments over three years.

PSU Payout Level	Relative TSR Performance (50% weighting)	Core FFO Growth Achieved (50% weighting)

200%	75th Percentile	Maximum achievement against absolute Core FFO growth goal based on historical peer group performance

100%	50th Percentile	Target achievement against absolute Core FFO growth goal based on historical peer group performance

50%	25th Percentile	Threshold achievement against absolute Core FFO growth goal based on historical peer group performance

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The Committee awarded the following grants of PSUs in January 2021: 34,121 to Mr. Singelyn; 18,956 to Mr. Corrigan; 14,965 to Mr. Lau; 14,965 to Mr. Smith; and 9,312 to Ms. Vogt-Lowell. The Committee also awarded the following grants of time-based RSUs in January 2021: 22,747 to Mr. Singelyn; 28,434 to Mr. Corrigan; 22,448 to Mr. Lau; 22,448 to Mr. Smith; and 13,968 to Ms. Vogt-Lowell. The Committee considered Mr. Singelyn’s recommendations in determining the grants to Messrs. Corrigan, Smith and Lau and Ms. Vogt-Lowell.

2021 Equity Award Mix	CEO	Other NEOs

PSUs	60%	40%

RSUs	40%	60%

2022 Compensation Outlook

In February 2022, the Committee, in consultation with its independent compensation consultant Semler Brossy, and taking into consideration the competitiveness of the company’s executive pay practices, approved the 2022 compensation program.

Base salaries: The Committee reviewed base salaries for 2022 and considered, among other things, a market analysis performed by Semler Brossy and, with respect to the executives that report to him, the recommendations of Mr. Singelyn. Following this review, the Committee approved increases in base salaries to $800,000 for Mr. Singelyn, $660,000 for Mr. Corrigan, $600,000 for Mr. Smith, $600,000 for Mr. Lau and $475,000 for Ms. Vogt-Lowell. In approving these increases, the Committee considered the strong performance of each NEO in recent years, each NEO’s contributions to the company’s strategic plan, the relative pay of each NEO compared to similar roles at competitors and peer companies and the intense competition for top talent in the real estate industry generally and in the single-family home rental sector in particular.

Performance-based cash incentive award: As in 2021, the 2022 performance-based cash incentive award for NEOs will depend 70% on the achievement of Core FFO goals and 30% on the achievement of leadership goals that will be tailored to individual roles, but generally include objectives related to business strategy, ESG, succession planning and diversity and inclusion. The 2022 target award levels as a percentage of base salary are as follows: 200% for Mr. Singelyn, 150% for Mr. Corrigan, 150% for Mr. Smith, 150% for Mr. Lau and 125% for Ms. Vogt-Lowell.

Long-term performance and time-based equity incentives: The 2022 equity awards will consist of a mix of PSUs and time-based RSUs, with 60% of Mr. Singelyn’s and the other NEOs grants being PSUs. This is the same mix as in 2021 for Mr. Singelyn and a greater proportion of PSUs for the other NEOs, who received 40% of their equity grant in PSUs in 2021. The PSU design is unchanged from 2021. The PSUs have a three-year performance period tied to the achievement of both relative TSR (50%) and Core FFO growth goals (50%), which were set in the first quarter of 2022 based on the Core FFO performance of the company’s peer group over a three-year period. Payouts on PSUs at achievement of threshold goals will be 50% of target and maximum achievement will be 200% of target. The time-based RSUs will vest ratably over three years. The Committee awarded the following grants of PSUs in February 2022: 61,555 to Mr. Singelyn; 35,394 to Mr. Corrigan; 27,700 to Mr. Lau; 27,700 to Mr. Smith; and 14,620 to Ms. Vogt-Lowell. The Committee also awarded the following grants of time-based RSUs in February 2022: 41,036 to Mr. Singelyn; 23,596 to Mr. Corrigan; 18,466 to Mr. Lau; 18,466 to Mr. Smith; and 9,746 to Ms. Vogt-Lowell. The equity award mix between PSUs and RSUs is set forth in the table below.

2022 Equity Award Mix	CEO	Other NEOs

PSUs	60%	60%

RSUs	40%	40%

Severance and Change of Control Letter Agreements: The Committee, after consultation with its independent compensation consultant, approved severance and change of control letter agreements with each of the NEOs, which were entered into in February 2022 (the “Letter

Agreements”). The Letter Agreements reflect peer compensation practices to retain talented senior leaders, reduce the risk of legal disputes tied to NEO separations and also provide the company with additional non-competition and non-solicitation protections in the event of the

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departure of an NEO. The agreements provide each of the NEOs with specified severance benefits if they are terminated by the company without cause or resign for good reason, with enhanced benefits in a change in control. Any severance payment is conditioned upon obtaining a general releases of claims from the NEO. The Letter Agreements also provide for a one year non-competition period upon termination, applicable to our NEOs employed outside of California, and a one year non-solicitation period upon termination. In the event of a termination by the company without cause or a resignation for good reason absent a change in control, each NEO will receive a lump sum severance payment of 100% of his or her annual base salary and target bonus (200% for the Chief Executive Officer) and the cost of COBRA health coverage for up to 12 months (up to 24 months for the Chief Executive Officer) until he or she is eligible for the health coverage of a subsequent employer. In the event of a termination by the company or a resignation for good reason within two years of a change in control, each NEO will receive a lump sum severance payment of 200% of his or her annual base salary and target bonus (300% for the Chief Executive Officer) and the cost of COBRA health coverage for up to 24 months (up to 36 months for the Chief Executive Officer) until he or she is eligible for the health coverage of a subsequent employer. The Letter Agreements are not employment agreements and do not provide a guarantee of employment.

Role of Management and Board in Determining the Compensation of Executive Officers

Mr. Singelyn attends most meetings of the Committee. He does not vote on items before the Committee and is not present during the Committee’s discussions and determination concerning his compensation. The Committee solicits his views on the performance of the executive officers reporting to him and consider his recommendations for their compensation. For 2022, the Committee set base salaries, bonus and equity compensation for our NEOs, other than Mr. Singelyn, after considering the views of other Board members and Mr. Singelyn’s recommendations.

Role of Compensation Consultant

Semler Brossy serves as the Committee’s independent, third-party compensation consultant. The Committee considered Semler Brossy’s advice on a range of compensation matters, including its consideration of potential enhancements to the 2021 compensation program, benchmarking analysis of peer compensation practices and its recommendations for the 2022 compensation program, in each case as discussed in more detail throughout this CD&A.

Semler Brossy reports directly to the Committee and does not provide services to the company’s management that are not under the Committee’s purview. Since its engagement a representative of Semler Brossy has attended meetings of the Committee and will continue to do so upon request. The Committee annually considers all factors relevant to Semler Brossy’s independence, as required by the Committee’s charter. Based on this review, the Committee determined that Semler Brossy is independent and free of conflicts of interest.

Benchmarking Peer Group

The Committee monitors the effectiveness of our executive compensation programs at least annually. For the compensation programs to be effective, the Committee believes that the compensation practices of other public real estate companies with which we compete for talent is one tool in assessing and determining pay for our executive officers. Semler Brossy assists the Committee with these analyses. The Committee uses benchmarking for informational purposes only. The median (50th percentile) serves as a reference point and indicator of competitive market trends and the Committee uses it as the starting point when setting our executive compensation, but the Committee also considers a number of other factors, including skills, experience, performance and future potential of each executive.

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The company’s peer group, which is set forth in the following table, is based on similarities in industry sector, size (capitalization and assets) and underlying business fundamentals. As noted above, in the second half of 2020 the Committee, based on the recommendation of Semler Brossy, revised the companies in the peer group to better reflect similarly-sized REITs. There were no changes to the peer group in 2021.

Name	Property Focus	Headquarters

American Campus Communities, Inc.	Student Housing & Student Apartments	Austin, TX

Brixmor Property Group, Inc	Open-air shopping centers	New York, NY

Camden Property Trust	Multi-family	Houston, TX

Douglas Emmett, Inc.	Class-A office Buildings and Apartment	Santa Monica, CA

Duke Realty	Industrial Properties	Indianapolis, IN

Essex Property Trust, Inc.	Multi-family	San Mateo, CA

Extra Space Storage, Inc.	Self-Storage Properties	Salt Lake City, UT

Federal Realty Investment Trust	Shopping Centers	North Bethesda, MD

Host Hotels & Resorts, Inc.	Hotels	Bethesda, MD

Hudson Pacific Properties, Inc.	Creative Office and Studio Properties	Los Angeles, CA

Invitation Homes	Single-family rental	Dallas, TX

Kilroy Realty Corporation	Premier Office Submarkets	Los Angeles, CA

Kimco Realty Corporation	Open-air shopping centers	Jericho, NY

MGM Growth Properties LLC	Large-Scale Destination Entertainment and Leisure Resorts	Las Vegas, NV

Mid-America Apartment Communities, Inc.	Multi-family	Germantown, TN

Park Hotels & Resorts, Inc.	Hotel Properties	Tysons, VA

Regency Centers Corporation	Open-air shopping centers	Jacksonville, FL

Sun Communities, Inc.	Manufactured Home and RV Communities	Southfield, MI

UDR, Inc.	Multi-family	Highlands Ranch, CO

Equity Grant Practices

Equity grants to all of our executive officers, including the NEOs, must be approved by the Committee, which consists entirely of independent trustees. Grants occur only at meetings or upon written actions of the Board or the Committee and are made effective as of the date of the meeting or written action or a future date if appropriate, such as in the case of a new hire. The Committee has delegated limited authority to Mr. Singelyn to approve equity awards to employees who are not executive officers.

Equity awards are not timed in coordination with the release of material non-public information. Awards are also subject to the terms of the 2021 Equity Incentive Plan. All awards of RSUs granted to date to employees under the 2021 Equity Incentive Plan vest over several years.

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In general, the Committee considers equity awards for executive officers in connection with their annual performance review. In determining equity awards, our Committee considers, among other factors, input from other Board members and the independent compensation consultant, the company’s overall financial performance, operational achievements, including acquisitions and the recommendations of our Chief Executive Officer for the NEOs reporting to him.

Term of Employment

Each of our NEOs serves at the pleasure of our Board. We have not entered into employment agreements with any of our NEOs.

Retirement Savings Opportunities

All full-time employees, including our NEOs, are able to participate in a 401(k) Retirement Savings Plan (the “401(k) plan”), after a prescribed period of employment. We provide this plan to help our employees save for retirement in a tax efficient manner. Under the 401(k) plan, participating employees are eligible to defer a portion of their salary beginning the January 1 or July 1 that first follows the completion of six months of employment, and we, at our discretion, may make a matching contribution and/or a profit sharing contribution commencing six months after they are eligible to begin contributing to the 401(k) plan.

Health and Welfare Benefits

We provide to all full-time employees, including our NEOs, a competitive benefits package, which includes health and welfare benefits, such as medical, dental, short- and long-term disability insurance and life insurance benefits.

Tax and Accounting Considerations

Section 162(m) of the Code, as amended by the tax reform legislation known as the Tax Cuts and Jobs Act on December 22, 2017 (the “Tax Cuts and Jobs Act”) imposes a $1,000,000 limit on the annual deduction that may be claimed for compensation paid to each of the chief executive officer, the chief financial officer and certain other executive officers of the company (collectively, the “covered employees”). Certain compensation awarded prior to enactment of the Tax Cuts and Jobs Act may be excluded from the deduction limit under certain transition relief. The Internal Revenue Service has issued proposed regulation under Section 162(m) of the Code that would cause Section 162(m) to apply to us and other REITs that utilize an UPREIT structure, which have previously taken the position that Section 162(m) does not apply. Pursuant to the final regulations, the annual deduction limit under Section 162(m) will apply to us with respect to compensation paid to our covered employees by our operating partnership after December 18, 2020, provided that certain compensation paid after that date may be excluded from the deduction limit if it is paid pursuant to a written binding contract that is in effect on December 20, 2019 and that is not materially modified. As a result of the final regulations, the company is currently evaluating arrangements under which covered employees are compensated to determine the impact of these final regulations on our compensation arrangements and our resulting REIT taxable income (and required distributions to shareholders).

While the Committee considers the tax and accounting impact of various forms of incentive compensation and compensation elements on the company’s financial statements, tax and accounting treatment is generally not the basis underlying the decision to award a particular form of compensation if the Committee deems the award the most appropriate incentive to achieve the company’s compensation goals.

Human Capital and Compensation Committee Report

The Human Capital and Compensation Committee of the Board of Trustees of American Homes 4 Rent has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on this review and discussion, the Human Capital and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of American Homes 4 Rent for the fiscal year ended December 31, 2021. This report is provided by the following independent trustees who comprise the Human Capital and Compensation Committee:

HUMAN CAPITAL AND COMPENSATION COMMITTEE

Matthew J. Hart, Chair

Douglas N. Benham

Tamara H. Gustavson

Michelle C. Kerrick

Winifred M. Webb

Matthew R. Zaist

2022 Proxy Statement | 49

Summary Compensation Table

The following table provides compensation information for our NEOs, including our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers who were employed on December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
David P. Singelyn Chief Executive Officer	2021	700,000	–	–	1,872,600	1,994,860	24,600	4,592,060
	2020	570,000	–	–	1,650,000	1,097,250	24,400	3,341,650
	2019	550,000	–	–	–	903,375	23,700	1,477,075
Jack Corrigan Chief Investment Officer	2021	600,000	–	–	1,515,300	1,068,675	18,100	3,202,075
	2020	570,000	–	–	1,312,500	689,345	17,900	2,589,745
	2019	525,000	–	–	–	676,594	17,450	1,219,044
Bryan Smith Chief Operating Officer	2021	475,000	–	–	1,196,300	846,034	18,100	2,535,434
	2020	450,000	–	–	937,500	545,119	17,650	1,950,269
	2019	375,000	–	–	684,000	411,750	17,450	1,488,200
Christopher C. Lau Chief Financial Officer	2021	475,000	–	–	1,196,300	846,034	11,600	2,528,934
	2020	450,000	–	–	875,000	545,625	11,400	1,882,025
	2019	350,000	–	–	684,000	376,600	11,200	1,421,800
Sara H. Vogt-Lowell Chief Legal Officer	2021	425,000	–	–	744,400	756,978	11,600	1,937,978
	2020	350,000	–	–	570,000	424,375	11,400	1,355,775
	2019	285,000	–	–	547,200	229,996	11,200	1,073,396

(1) RSU awards valued at the closing share price on the NYSE of $30.07, $27.69 and $22.80 per share for Class A common shares on the date of grant for 2021, 2020 and 2019 grants, respectively. PSU awards valued at the grant date fair value are computed in accordance with FASB ASC Topic 718. The payout of the PSU awards will be between 0% and 200% of target based on the achievement of both Core FFO growth goals and TSR relative to a group of peer companies. The portion of PSU awards linked to Core FFO growth goals (50%) was valued at $30.07 per PSU award based on the closing share price on the NYSE on the grant date and assuming target level of performance. The portion of PSU awards linked to relative TSR (50%) was valued at $39.60 per PSU award based on a multifactor Monte Carlo model for the performance period of January 1, 2021 to December 31, 2023 using a valuation date share price of $30.07. Volatility and risk-free rate assumptions used in the multifactor Monte Carlo model are based on term structure. The following represents the aggregate grant date fair value for RSU awards and PSU awards granted in 2021 as well as the value of PSU awards at maximum vesting on the grant date.

	2021 RSU Awards ($)	2021 PSU Awards ($)	Total of RSUs and PSUs ($)	2021 PSU Awards Maximum ($)

David P. Singelyn	684,000	1,188,600	1,872,600	2,052,000

Jack Corrigan	855,000	660,300	1,515,300	1,140,000

Bryan Smith	675,000	521,300	1,196,300	900,000

Christopher C. Lau	675,000	521,300	1,196,300	900,000

Sara H. Vogt-Lowell	420,000	324,400	744,400	560,000

(2) All Other Compensation consists of car allowance payments of $13,000, $13,000 and $12,500 for Mr. Singelyn, $6,500, $6,500 and $6,250 for Mr. Corrigan and $6,500, $6,250 and $6,250 for Mr. Smith for 2021, 2020 and 2019, respectively, and 401(k) plan contributions by the company of $11,600 to each NEO for 2021, $11,400 for 2020 and $11,200 for 2019.

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Grants of Plan Based Awards

The following table sets forth certain information relating to grants of plan based awards to the NEOs during the fiscal year ended December 31, 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Grant Date	Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)	Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)

David P. Singelyn

RSU Award	1/28/2021	–	–	–	–	–	–	22,747	684,000

PSU Award	1/28/2021	–	–	–	513,000	1,026,000	2,052,000	34,121	1,188,600

Annual Incentive	–	–	1,400,000	2,380,000	–	–	–	–	–

Jack Corrigan

RSU Award	1/28/2021	–	–	–	–	–	–	28,434	855,000

PSU Award	1/28/2021	–	–	–	285,000	570,000	1,140,000	18,956	660,300

Annual Incentive	–	–	750,000	1,275,000	–	–	–	–	–

Bryan Smith

RSU Award	1/28/2021	–	–	–	–	–	–	22,448	675,000

PSU Award	1/28/2021	–	–	–	225,000	450,000	900,000	14,965	521,300

Annual Incentive	–	–	593,750	1,009,375	–	–	–	–	–

Christopher C. Lau

RSU Award	1/28/2021	–	–	–	–	–	–	22,448	675,000

PSU Award	1/28/2021	–	–	–	225,000	450,000	900,000	14,965	521,300

Annual Incentive	–	–	593,750	1,009,375	–	–	–	–	–

Sara H. Vogt-Lowell

RSU Award	1/28/2021	–	–	–	–	–	–	13,968	420,000

PSU Award	1/28/2021	–	–	–	140,000	280,000	560,000	9,312	324,400

Annual Incentive	–	–	531,250	903,125	–	–	–	–	–

(1) The amounts shown in these columns represent the range of possible incentive payouts based upon achievement of performance targets.

(2) Amounts reflect the fair value of RSUs and PSUs computed as of the grant date. For RSUs, the fair value is computed by multiplying the number of RSUs awarded by the fair market value of the company’s Class A common shares on the grant date. For PSUs, the fair value of the portion of awards linked to Core FFO growth goals is computed by multiplying the number of these PSU awards by the fair market value of the company’s Class A common shares on the grant date while the fair value of the portion of awards linked to TSR relative to a group of peer companies is computed by multiplying the number of these PSU awards by the grant date fair value of $39.60 per share based on a multifactor Monte Carlo model.

2022 Proxy Statement | 51

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information for each NEO with respect to the outstanding unvested equity awards as of the fiscal year ended December 31, 2021.

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Un-Exercisable (#) (1)	Option Exercise Price ($)	Option Expiration Dates	Number of Shares or Units of Stock that Have Not Vested (#) (2)	Market Value of Shares or Units of Stock that Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($) (3)

David P. Singelyn	2/4/2020	–	–	–	–	39,726	1,732,451	–	–

	1/28/2021	–	–	–	–	22,747	991,997	–	–

	1/28/2021	–	–	–	–	–	–	51,182	2,232,047

Jack Corrigan	2/4/2020	–	–	–	–	31,600	1,378,076	–	–

	1/28/2021	–	–	–	–	28,434	1,240,007	–	–

	1/28/2021	–	–	–	–	–	–	28,434	1,240,007

Bryan Smith	11/7/2013	75,000	–	16.03	11/7/2023	–	–	–	–

	2/6/2014	50,000	–	16.62	2/6/2024	–	–	–	–

	2/26/2015	50,000	–	16.48	2/26/2025	–	–	–	–

	2/25/2016	40,000	–	14.00	2/25/2026	–	–	–	–

	2/23/2017	20,000	–	23.38	2/23/2027	–	–	–	–

	2/22/2018	7,500	2,500	19.40	2/22/2028	–	–	–	–

	2/22/2018	–	–	–	–	6,250	272,563	–	–

	2/21/2019	–	–	–	–	15,000	654,150	–	–

	2/4/2020	–	–	–	–	22,571	984,321	–	–

	1/28/2021	–	–	–	–	22,448	978,957	–	–

	1/28/2021	–	–	–	–	–	–	22,448	978,957

Christopher C. Lau	2/22/2018	–	2,500	19.40	2/22/2028	–	–	–	–

	2/22/2018	–	–	–	–	6,250	272,563	–	–

	2/21/2019	–	–	–	–	15,000	654,150	–	–

	2/4/2020	–	–	–	–	21,066	918,688	–	–

	1/28/2021	–	–	–	–	22,448	978,957	–	–

	1/28/2021	–	–	–	–	–	–	22,448	978,957

Sara H. Vogt-Lowell	2/25/2016	15,000	–	14.00	2/25/2026	–	–

	2/23/2017	20,000	–	23.38	2/23/2027	–	–

	2/22/2018	5,000	2,500	19.40	2/22/2028	–	–

	2/22/2018	–	–	–	–	5,000	218,050

	2/21/2019	–	–	–	–	12,000	523,320

	2/4/2020	–	–	–	–	13,724	598,504

	1/28/2021	–	–	–	–	13,968	609,144

	1/28/2021	–	–	–	–	–	–	13,968	609,144

(1) All option awards vest ratably over a period of four years from the date of grant (November 7, 2013 for grants that expire on November 7, 2023; February 6, 2014 for grants that expire on February 6, 2024; February 26, 2015 for grants that expire on February 26, 2025; February 25, 2016 for grants that expire on February 25, 2026; February 23, 2017 for grants that expire on February 23, 2027 and February 22, 2018 for grants that expire on February 22, 2028).

(2) RSUs granted in 2021 and 2020 vest in three annual installments beginning one year from the date of grant and RSUs granted prior to 2020 vest in four annual installments beginning one year from the date of grant.

(3) The value shown in this column assumes a price of $43.61 per share, the closing price for the company’s Class A common shares on the NYSE on December 31, 2021.

(4) Represents outstanding PSUs at the probable outcome as of December 31, 2021. The PSUs will vest upon achievement of the performance targets at the conclusion of the three-year performance period.

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Option Exercises and Stock Vested in 2021

The following table provides information about options exercised by and RSU awards vested for the NEOs during the fiscal year ended December 31, 2021.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

David P. Singelyn	25,000	392,500	19,863	614,958

Jack Corrigan	–	–	15,800	489,168

Bryan Smith	25,000	618,000	30,036	936,765

Christopher C. Lau	7,500	63,350	28,034	873,920

Sara H. Vogt-Lowell	–	–	20,362	634,853

(1) Value realized was calculated by multiplying the number of shares vested by the closing price of our Class A common shares on the NYSE on the vesting date of February 4, 2021, February 21, 2021, February 22, 2021 and February 23, 2021 for Messrs. Lau and Smith and Ms. Vogt-Lowell and February 4, 2021 for Messrs. Singelyn and Corrigan.

Pension/Non-Qualified Deferred Compensation Plans

We do not maintain a pension plan or deferred compensation plan for any of our employees, including the NEOs.

Potential Payments Upon Termination or Change in Control

Payments Upon Termination

In 2021, we did not have a formal severance program for payments on termination of employment through voluntary or involuntary termination, other than as specifically set forth in the company’s 2021 Equity Incentive Plan, related award agreements, the 401(k) plan or as required by law.

The following indicate our general practice:

•	vested stock options following a voluntary termination of employment (other than for death or disability) must be exercised within three months following the individual’s last date of employment or are otherwise forfeited;

•	unvested time-based RSUs and PSUs are forfeited (except in the case of death or disability or a qualifying retirement);

•	payment of any amounts contributed by the participant and the company under the 401(k) plan; and

•	accrued and unused vacation pay paid in a lump sum.

Beginning in February 2022, our NEOs have each entered into Letter Agreements with the company which provide that, in the event of a termination by the company without

cause or a resignation for good reason, each NEO will receive a lump sum severance payment of 100% of his or her annual base salary and target bonus (200% for the Chief Executive Officer) and the cost of COBRA health coverage for up to 12 months (up to 24 months for the Chief Executive Officer) until he or she is eligible for the health coverage of a subsequent employer.

Payments Upon Death or Disability

In the event of the death or permanent and total disability of an NEO while employed by the company, the NEO will receive the 401(k) plan contributions noted above and accrued unused vacation pay, in addition to the following:

•	all unvested outstanding stock options held by the NEO accelerate and vest as of the date of death or disability, as defined in the plan, and may be exercised during the one year period following the date of death, but prior to expiration of the option;

•	all unvested time-based RSUs and restricted share grants held by the NEO accelerate and vest as of the date of death or disability, as defined in the plan;

•	for all unvested PSUs, (i) if the termination date is prior to the end of the performance period, such awards will vest based on target performance (pro-rated for the number of days the NEO worked for the company during such period) and (ii) if the termination date is after the end of the performance period, such awards will vest based on actual performance; and

•	the NEO will receive payments under the company’s life insurance program or disability plan, as applicable, similar to all other employees of the company.

2022 Proxy Statement | 53

Payments Upon Retirement

NEOs participate in our equity awards retirement policy on the same terms as other employees. The policy is intended to recognize long-tenured employees who have contributed to the growth and success of the company. Specifically, in the event of an NEO’s qualifying retirement, all unvested outstanding RSUs, PSUs and stock options held by the NEO that were granted will continue to vest on the schedule set forth on the award, and any vested option may be exercised during the one year period following the vesting, but prior to expiration of the option. A qualifying retirement is a voluntary termination other than for cause or as a result of death or disability where the NEO (i) is at least 55 years old and has provided service for at least five years, and the sum of the NEO’s age and total years of service is at least 70 (65 for Messrs. Singelyn and Corrigan), and (ii) the NEO executes a customary non-compete or non-solicit agreement, if requested by the Committee or the Chief Executive Officer.

Payments Upon a Change in Control

The company’s 2021 Equity Incentive Plan provides that upon the occurrence of a “change in control” of the company in which provision is made in writing in connection with the “change in control” for continuation of the 2021 Equity Incentive Plan or substitution of new options, restricted shares, RSUs and PSUs, then the awards will continue without any accelerated vesting; provided, however, that if an award is assumed, continued or substituted upon the consummation of any “change in control” and the employment of the grantee with the company is terminated without cause within two years following the consummation of such “change in control,” such award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee will determine.

The company’s 2021 Equity Incentive Plan provides that upon the occurrence of a “change in control” of the company in which the applicable equity award is not continued, assumed or substituted:

•	all outstanding unvested time-based RSUs and restricted share grants will vest immediately;

•	all outstanding unvested stock options vest 15 days before consummation of such a change in control and are exercisable during such 15-day period, with such exercise conditioned upon and effective immediately before consummation of the change in control; and

•	for unvested PSUs, (i) if less than half of the performance period has lapsed, such awards will be treated as though target performance has been achieved immediately prior to the occurrence of the “change in control,” and (ii) if at least half the performance period has lapsed, such awards will vest based on actual performance determined as of a date reasonably close to the date the “change in control” as determined by the Human Capital and Compensation Committee in its sole discretion, or if actual performance is not determinable, such awards will be treated as though target performance has been achieved.

A “change in control” is defined in the 2021 Equity Incentive Plan to include:

•	the dissolution or liquidation of the company or a merger in which the company does not survive;

•	the sale of substantially all of the company’s assets;

•	any transaction that results in any person or entity owning 50% or more of the combined voting power of all classes of our shares; or

•	any transaction the Board specifies as a change in control.

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The following table shows the estimated value of the acceleration of unvested equity awards pursuant to a termination related to death or disability, a change in control event in which equity awards are not assumed, or a change in control event followed by a termination without cause, each as described above, assuming the event occurred as of December 31, 2021 and assuming a closing market price of our Class A common shares on such date of $43.61.

Name	Value of Vesting of All Outstanding Unvested Options ($) (1)	Value of Vesting of All Outstanding Unvested RSU Awards ($) (2)	Value of Vesting of All Outstanding Unvested PSU Awards ($) (3)	Total ($)

David P. Singelyn	–	2,724,448	1,488,017	4,212,465

Jack Corrigan	–	2,618,083	826,671	3,444,754

Bryan Smith	60,525	2,889,991	652,624	3,603,140

Christopher C. Lau	60,525	2,824,358	652,624	3,537,507

Sara H. Vogt-Lowell	60,525	1,949,018	406,096	2,415,639

(1) Represents the difference between the exercise price of options held by the executive and the closing price of the company’s Class A common shares on the NYSE on December 31, 2021 of $43.61.

(2) Represents the number of outstanding RSUs multiplied by the closing price of the company’s Class A common shares on December 31, 2021.

(3) Represents the number of outstanding PSUs at target multiplied by the closing price of the company’s Class A common shares on December 31, 2021.

Although the NEOs had no contractual right to receive a cash severance payment as of December 31, 2021, in February 2022, the NEOs entered into Letter Agreements with the company which, in the event of a termination by the company or a resignation for good reason within two years of a change in control, provide for a lump sum severance payment of 200% of each NEOs annual base salary and target bonus (300% for the Chief Executive Officer) and the cost of COBRA health coverage for up to 24 months (up to 36 months for the Chief Executive Officer) until he or she is eligible for the health coverage of a subsequent employer.

CEO Pay Ratio

Presented below is the ratio of annual total compensation of our CEO, David P. Singelyn, to the annual total compensation of our median employee (excluding Mr. Singelyn). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

We selected the median employee in 2021 based on the 1,538 full-time, part-time, temporary and seasonal workers employed by the company or any of its consolidated subsidiaries as of December 31, 2021. In identifying our median employee, we calculated the annual total cash compensation/W-2 compensation of each employee as of December 31, 2021. Total cash compensation for these purposes included base salary, cash incentives and comparable cash elements of compensation in non-U.S. jurisdictions and was calculated using internal human resources/tax records, including Form W-2 information. We did not apply any cost-of-living adjustments as part of the calculation.

The 2021 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $4,592,060. The 2021 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $63,624. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2021 is 72 to 1.

2022 Proxy Statement | 55

Proposal 3

Advisory Vote to Approve Compensation of Named Executive Officers

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Pursuant to Section 14A(a)(1) of the Exchange Act, we are including in these proxy materials a separate resolution, subject to shareholder vote, to approve, in a non-binding advisory vote, the compensation of our NEOs as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. The advisory vote will be presented on an annual basis unless otherwise disclosed.

At the 2021 Annual Meeting of Shareholders, approximately 71.6% of the votes cast on this proposal (which excludes abstentions and broker non-votes) were voted in favor of the company’s executive compensation. The Human Capital and Compensation Committee considered the results of the shareholder vote in making its compensation decisions for our NEOs.

You are encouraged to carefully review the Compensation Discussion and Analysis section as well as the information contained in the compensation tables and accompanying narrative discussion contained in this proxy statement. As described more fully in the Compensation Discussion and Analysis section, our compensation philosophy and practices seek to pay for performance and align shareholder and executive interests.

Accordingly, we are asking our shareholders to indicate their support for the compensation of our NEOs as disclosed in this proxy statement by voting “FOR” the following resolution:

“RESOLVED, that the shareholders of American Homes 4 Rent approve, on an advisory basis, the compensation paid to the company’s named executive officers, as disclosed in this proxy statement for the Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables.”

The vote on the compensation of our NEOs is advisory and non-binding on the company. However, the Human Capital and Compensation Committee, which is responsible for designing and administering the company’s executive compensation programs, will consider the outcome of the vote when making future compensation decisions regarding our NEOs. We will conduct the next advisory vote on executive compensation at the 2023 Annual Meeting of Shareholders.

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Certain Relationships and Related Party Transactions

Related Party Transaction Approval Policy and Procedures

We have adopted a written policy for the review and approval of related party transactions requiring disclosure under Item 404(a) of Regulation S-K. This policy provides that either the Audit Committee or our full Board is responsible for reviewing and approving or disapproving all interested transactions, meaning any transaction, arrangement or relationship in which (1) the amount involved may be expected to exceed $120,000 in any fiscal year, (2) the company or one of our subsidiaries will be a participant and (3) a related person has a direct or indirect material interest. A related person is defined as an executive officer, trustee or nominee for election as trustee, or a greater than 5% beneficial owner of our common shares, or an immediate family member of the foregoing. The policy may deem certain interested transactions to be pre-approved. The Related Party Transactions Policy is available at www.americanhomes4rent.com under “Investor Relations.

2021 Related Party Transactions

Mr. Corrigan’s brother-in-law, Tom Maloney, is an employee of the company and received compensation during 2021 valued at approximately $225,039. Mr. Corrigan’s daughter, Kelly Corrigan, is an employee of the company and received compensation during 2021 valued at approximately $122,210. Other than the transactions described in this section, we have not participated in any other transactions with a related party since the beginning of 2021.

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General Information About the Annual Meeting

Date, time and place of the Annual Meeting: The Annual Meeting will be held on Tuesday, May 3, 2022 at 9:00 a.m., Pacific Time. The Annual Meeting will be held in virtual-only format. You may attend the meeting virtually or by proxy. You will be able to attend and participate in the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/AMH2022

Purpose of this proxy solicitation: We are providing these proxy materials on behalf of the Board to ask for your vote and to solicit your proxies for use at our Annual Meeting or any adjournments or postponements thereof. We have delivered and made these materials available to you on the Internet because you were a shareholder as of March 7, 2022, the Record Date fixed by the Board, and are therefore entitled to receive notice of the Annual Meeting and to vote on matters presented at the meeting.

Availability of proxy statement and annual report: All shareholders receiving this proxy statement should have also received a paper copy or access to an electronic copy of the 2021 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2021. Additional copies are available at: www.americanhomes4rent.com under “Investor Relations.” The company will furnish any shareholder with a paper copy of the 2021 Annual Report on Form 10-K, excluding exhibits, without charge, upon a written request to: Investor Relations, American Homes 4 Rent, 23975 Park Sorrento, Suite 300, Calabasas, California 91302. Copies of exhibits will be provided at a copying charge of $0.20 per page to reimburse us for a portion of the cost.

Who can vote: Only shareholders of record at the close of business on the Record Date of March 7, 2022 will be entitled to vote at the Annual Meeting, or at any adjournment or postponement of the Annual Meeting. On the Record Date, approximately 347,624,195 of the company’s Class A common shares and 635,075 Class B common shares were issued and outstanding. Holders of Class A common shares and Class B common shares vote together on the matters for the election of trustees, ratification of the appointment of the company’s independent registered public accounting firm and approval, on an advisory basis, of the compensation of our NEOs. If your shares are held in the name of a bank, broker, trustee or other nominee, you may vote your shares at the virtual meeting only if you obtain a legal proxy from your brokerage firm, bank or other nominee.

Voting Rights: Each holder of Class A common shares is entitled to one vote per share. Our charter does not permit cumulative voting.

Each holder of Class B common shares is entitled to fifty votes per share. The Class B shares were issued when the company was organized to provide voting rights to holders of non-voting units in the company’s operating partnership corresponding with their equity ownership. In connection with certain transactions where 31,118,675 operating partnership units were issued for the contribution of assets to the company, the Hughes Family received 635,075 Class B shares at a ratio of one Class B share for every 49 operating partnership units received and all Class B shares are currently held by an affiliate of the Hughes Family, HF LLC. At the option of HF LLC, the operating partnership units may be converted into an equivalent number of Class A common shares. To the extent HF LLC converts the operating partnership units, the Class B common shares automatically convert into Class A common shares on a one-for-one basis, which supports alignment between the Hughes Family’s equity ownership and their voting rights.

As of the Record Date for the Annual Meeting, including their ownership of common shares and operating partnership units, the Hughes Family owns approximately 23.1% of the company on a fully diluted basis. Including their Class B shares, the Hughes Family holds approximately 19.9% of the eligible votes for the Annual Meeting, which is less than their ownership in the company.

How votes are counted: Provided that shareholders entitled to cast at least a majority of all the votes entitled to be cast at the Annual Meeting are present virtually or by proxy at the Annual Meeting, each matter may be approved as follows:

•	Proposal 1 (Trustee Election) – For the election of trustees, the trustee nominees who receive an affirmative majority of the votes cast (i.e., the number of votes cast “for” a trustee nominee must exceed the number of votes cast “against” that nominee) at the Annual Meeting will be elected as trustees of the company. Common shares not voted (whether by abstention, broker non-vote or otherwise) will not affect the vote. Our charter does not permit cumulative voting in the election of our trustees.

60 | American Homes 4 Rent

•	Proposal 2 (EY Ratification) – The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of our common shares is required to approve Proposal 2. Common shares not voted (whether by abstention or otherwise) will not affect the vote. For purposes of the foregoing, a majority of the votes cast means that the number of votes that are cast and are voted “for” the resolution must exceed the number of votes that are voted “against” the resolution.

•	Proposal 3 (Say-on-Pay) – The advisory vote on executive compensation in Proposal 3 is non-binding, however, the Human Capital and Compensation Committee will consider and take into account the voting results in making future executive compensation decisions. The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of our common shares is required to approve Proposal 3. Common shares not voted (whether by abstention, broker non-vote or otherwise) will not affect the vote. For purposes of the foregoing, a majority of the votes cast means that the number of votes that are cast and are voted “for” the resolution must exceed the number of votes that are voted “against” the resolution.

Trustee nominees who do not receive a majority of the votes cast: If a nominee who is currently serving as a trustee is not re-elected, Maryland law provides that the trustee would continue to serve on the Board as a “holdover” trustee.

Under our Corporate Governance Guidelines, each trustee nominee who does not receive the required majority vote for election must submit a resignation. The Nominating and Corporate Governance Committee would then make a recommendation to the Board about whether to accept or reject the resignation or take other action. The Board would act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the date the election results were certified. If a trustee’s resignation is accepted by the Board, the Board may fill the resulting vacancy or decrease the size of the Board as provided in our bylaws.

How to vote:

If you attend the Annual Meeting: Shares held in your name as the shareholder of record may be voted at the virtual Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record may be voted at the virtual Annual Meeting only if you obtain a legal proxy from the bank, broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Attendance at the Annual Meeting is limited to shareholders (or their authorized representatives) as of March 7, 2022.

If you don’t attend the Annual Meeting: Whether you hold shares directly as the shareholder of record or through a bank, broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy:

•	By Internet – Shareholders may submit votes over the Internet by following the instructions on the proxy card or voting instruction form. Internet voting is available 24 hours a day until 11:59 p.m. Eastern Time on the day before the Annual Meeting.

•	By Telephone – If provided on your proxy card or voting instruction form, you may submit votes over the telephone by following the instructions on the proxy card or voting instruction form. When voting, you will need to have available the control number that appears on the card or form. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern Time on the day before the Annual Meeting.

•	By Mail – Shareholders may submit votes by mail by completing, signing and dating the proxy card or voting instruction form and mailing it in the accompanying pre-addressed postage-paid envelope.

How proxies will be voted: If you grant a proxy and do not revoke it before the applicable voting deadline, the persons designated as proxies will vote the common shares represented thereby, if any, in the manner specified. If you are a shareholder of record and grant a proxy but do not indicate how your shares should be voted on a matter, the common shares represented by your properly completed proxy will be voted (1) “FOR” the election of each of the Board’s thirteen nominees for trustee, (2) “FOR” the ratification of the appointment of EY as our independent registered public accounting firm for fiscal year 2021, (3) “FOR” approval of the compensation of our NEOs and (4) in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting.

If you hold shares through a broker or nominee and do not provide the broker or nominee with specific voting instructions, under the rules that govern brokers or nominees in such circumstances, your broker or nominee will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result:

•	Your broker or nominee will not have the authority to exercise discretion to vote such shares with respect to Proposals 1 and 3 because NYSE rules treat these matters as non-routine.

•	Your broker or nominee will have the authority to exercise discretion to vote such shares with respect to Proposal 2 because the matter is treated as routine under the NYSE rules.

2022 Proxy Statement | 61

Broker non-votes will not be counted as votes cast with respect to any proposal and, as a result, will have no effect on the outcome of the vote of any proposal.

Changing your vote: You may change your vote before the vote at the Annual Meeting in accordance with the following procedures. If you are the shareholder of record, you may change your vote (1) by mailing a new proxy card or voting instruction form bearing a later date (which automatically revokes the earlier proxy), (2) by submitting a later dated vote over the Internet or by telephone, (3) by providing a written notice of revocation to the Secretary at American Homes 4 Rent, 23975 Park Sorrento, Suite 300, Calabasas, California 91302, prior to your shares being voted, (4) by contacting our proxy solicitor, D.F. King, toll-free at (877) 283-0321 or via email at AMH@dfking.com or (5) by attending the Annual Meeting and voting virtually.

Virtual attendance at the Annual Meeting alone will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a bank, broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee in accordance with their instructions, or, if you have obtained a legal proxy from your bank, broker, trustee or other nominee giving you the right to vote your shares, by attending the meeting and voting virtually.

Quorum to conduct business at the Annual Meeting: A quorum is required to hold the Annual Meeting. The presence at the Annual Meeting virtually or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining whether a quorum exists. A broker non-vote occurs with respect to a proposal when a broker, trustee or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of shareholders but is not permitted to vote on other proposals without instructions from the beneficial owner and the beneficial owner fails to provide the nominee with such instructions. If the shareholders present or represented by proxy at the Annual Meeting represent less than a majority of all the votes entitled to be cast at the Annual Meeting, the Annual Meeting may be adjourned to a later date for the purpose of obtaining a quorum.

If additional matters are presented at the meeting: Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, David P. Singelyn and Jack Corrigan, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual

Meeting. If any of our nominees is not able to serve for any reason or for good cause will not serve as a candidate for trustee, the persons named as proxy holders will vote any shares represented by your proxy for such other candidate or candidates as may be nominated by the Board.

The inspector of elections: The inspector of elections will be a representative from Broadridge.

Contacting our transfer agent: Please contact our transfer agent at the phone number or address listed below, with questions concerning shares, dividend checks, transfer of ownership or other matters pertaining to your share account: American Stock Transfer & Trust Company, Shareholder Services, 6201 15th Avenue, Brooklyn, NY 11219, phone number: (800) 937-5449 or (718) 921-8124.

Costs of this proxy solicitation: We will pay the cost of soliciting proxies. In addition to solicitation by mail, certain trustees, officers and regular employees of the company and its affiliates may solicit the return of proxies by telephone or personal interview. To the extent that our trustees, officers or other employees participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation. The company has retained D.F. King to solicit proxies. Under our agreement with D.F. King, D.F. King will receive a fee of approximately $30,000 plus reasonable out-of-pocket expenses. D.F. King expects that approximately 50 of its employees will assist in the solicitation of proxies. In addition, D.F. King and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement. We may also reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation materials to such beneficial owners.

Deadlines for receipt of shareholder proposals: Any shareholder proposal (including nominations for trustee) pursuant to SEC Rule 14a-8 intended to be presented at the 2023 Annual Meeting of Shareholders and included in the company’s 2023 proxy statement must be received by us at our executive offices no later than November 18, 2022. Any such proposal should be sent to the attention of our Secretary at the address noted below and must meet the requirements of the SEC rules and our bylaws.

In addition, pursuant to the advance notice provision in the company’s bylaws, notice of any proposal that a shareholder wishes to propose for consideration at the 2023 Annual Meeting of Shareholders (including nominations for trustee), but does not seek to include in the company’s 2023 proxy statement, must be delivered to the company no earlier than October 19, 2022 and no later than 5:00 p.m., Pacific Time, on November 18, 2022 if the shareholder wishes for the company to describe the nature of the proposal in the company’s 2023 proxy statement as a condition to exercising its discretionary authority to vote proxies on the

62 | American Homes 4 Rent

proposal. Any shareholder proposals or notices submitted to the company for the 2023 Annual Meeting of Shareholders should be addressed to: Secretary, American Homes 4 Rent, 23975 Park Sorrento, Suite 300, Calabasas, California 91302.

In addition to satisfying the foregoing advance notice requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than March 4, 2023.

Other Matters: The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, the persons named in the accompanying proxy will vote the common shares represented by the proxy in accordance with their best judgment on such matters.

Householding: If you share an address with one or more other shareholders, you may have received notification that you will receive only a single copy of the 2021 Annual Report and proxy statement for your entire household unless you have notified us that you wish to continue receiving individual copies. This practice, known as “householding,” is designed to reduce printing and mailing costs. If you would like to revoke your consent to “householding,” or if you are receiving multiple copies at your address and would like to enroll in “householding,” please submit your request to Secretary, American Homes 4 Rent, 23975 Park Sorrento, Suite 300, Calabasas, California 9130, or call us at (805) 413-5300. If you own your shares in “street name,” please contact your broker, bank, trustee or other intermediary to make your request.

2022 Proxy Statement | 63

AMERICAN HOMES 4 RENT

23975 PARK SORRENTO, SUITE 300

CALABASAS, CA 91302

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 2, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AMH2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 2, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D71641-P70488 KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

AMERICAN HOMES 4 RENT

The Board of Trustees recommends you vote FOR the following:

1.	Election of Trustees

	Nominees:		For	Against	Abstain

	1a.	Kenneth M. Woolley	☐	☐	☐

	1b.	David P. Singelyn	☐	☐	☐

	1c.	Douglas N. Benham	☐	☐	☐

	1d.	Jack Corrigan	☐	☐	☐

	1e.	David Goldberg	☐	☐	☐

	1f.	Tamara H. Gustavson	☐	☐	☐

	1g.	Matthew J. Hart	☐	☐	☐

	1h.	Michelle C. Kerrick	☐	☐	☐

	1i.	James H. Kropp	☐	☐	☐

	1j.	Lynn C. Swann	☐	☐	☐

	1k.	Winifred M. Webb	☐	☐	☐

	1l.	Jay Willoughby	☐	☐	☐

	1m.	Matthew R. Zaist	☐	☐	☐

The Board of Trustees recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Ratification of the Appointment of Ernst & Young LLP as American Homes 4 Rent’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022.	☐	☐	☐

3.	Advisory Vote to Approve American Homes 4 Rent’s Named Executive Officer Compensation.	☐	☐	☐

NOTE: In their discretion, the proxies may vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 3, 2022:

The Notice of Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com.

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D71642-P70488

AMERICAN HOMES 4 RENT

Annual Meeting of Shareholders

May 3, 2022 9:00 AM PT

This proxy is solicited by the Board of Trustees

The shareholder(s) hereby appoint(s) David P. Singelyn and Jack Corrigan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of AMERICAN HOMES 4 RENT that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held online at 9:00 AM Pacific Time on May 3, 2022, at www.virtualshareholdermeeting.com/AMH2022, and any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted for the election of all nominees listed on the reverse side and in favor of proposals 2 and 3.

Continued and to be signed on reverse side